EXHIBIT 10.4.4 FOURTH AMENDMENT TO CREDIT AGREEMENT This Fourth Amendment to Credit Agreement is dated as of April 30, 2020, by and among Designer Brands Inc., an Ohio corporation (f/k/a DSW Inc.) (the “Lead Borrower”), the Guarantors party hereto, PNC Bank, National Association (“PNC Bank”) and the other Lenders party hereto, and PNC Bank, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) (the “Fourth Amendment”). W I T N E S E T H: WHEREAS, the Lead Borrower, the Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of August 25, 2017 (as (i) amended by that certain First Amendment to Credit Agreement, dated as of January 30, 2018, by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent, (ii) amended by that certain Second Amendment to Credit Agreement, dated as of October 10, 2018, by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent (the “Second Amendment”), (iii) amended by that certain Third Amendment to Credit Agreement, dated as of March 16, 2020, by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent and (iv) may be further amended, restated, modified or supplemented from time to time (including, without limitation, by this Fourth Amendment), the “Credit Agreement”); and WHEREAS, the Lead Borrower, on behalf of itself and the other Loan Parties, hereby desires to amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: 1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context clearly indicates otherwise. 2. (i) Effective as of the Effective Date (as defined below): (A) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Annex 1.

(B) The Credit Agreement is hereby amended by deleting Schedules 1.1(A), 5.1.2 and 7.2.3 to the Credit Agreement and replacing such schedules, respectively, with Schedules 1.1(A), 5.1.2 and 7.2.3 attached hereto as Annex 2. (C) The Credit Agreement is hereby amended by inserting a new Schedule 1.1(F) to the Credit Agreement in the form attached hereto as Annex 3. (D) The Credit Agreement is hereby amended and modified by deleting Exhibits 1.1(G) and 7.3.3 to the Credit Agreement and replacing such exhibits, respectively, with Exhibits 1.1(G) and 7.3.3 attached hereto as Annex 4. (E) The Credit Agreement is hereby amended by deleting Exhibit 7.2.6 in its entirety. (ii) Each party hereto hereby acknowledges, agrees and confirms that (a) the pricing grid referenced in the definitions of Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and Applicable Margin after giving effect to this Fourth Amendment is set forth on Schedule 1.1(A) to the Credit Agreement, which is attached hereto as Annex 2, and (b) the Revolving Credit Commitment of each Lender after giving effect to this Fourth Amendment is set forth in Part 1 of Schedule 1.1(B) to the Credit Agreement, as such Part 1 of Schedule 1.1(B) was previously amended and attached to the Second Amendment as Exhibit A thereto, and which became effective as of Effective Date 2 (as such term is defined in the Second Amendment). (iii) Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document (including, without limitation, Sections 2.12 and 6.2 of the Credit Agreement), the Lead Borrower and the other Loan Parties hereby acknowledge and agree that as of the Effective Date and thereafter, the Lead Borrower may not designate any Canadian Subsidiary as a Designated Borrower in accordance with the provisions of the Credit Agreement. 3. The provisions of Section 2 of this Fourth Amendment shall become effective on the date that the Administrative Agent has reasonably determined that it has received, or the Required Lenders have otherwise waived the requirement for the Administrative Agent to receive, each of the following, in each case in form and substance reasonably satisfactory to the Administrative Agent (the date of such effectiveness, the “Effective Date”): (i) this Fourth Amendment, duly executed by the Lead Borrower, the Guarantors, the Administrative Agent and the Required Lenders; (ii) the Pledge and Security Agreement, duly executed by each Loan Party; (iii) Account Control Agreements, duly executed by the applicable Loan Parties, PNC Bank and the Administrative Agent; - 2 -

(iv) a Guarantor Joinder executed by Camuto LLC, and such other documents required by Section 10.14 [Joinder] of the Credit Agreement with respect to such joinder; (v) a certificate of the Lead Borrower signed by an Authorized Officer, dated as of the Effective Date, stating that (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement (excluding the representation in clause (iii) of Section 5.1.6 thereof) and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) (except to the extent any representation or warranty is stated to relate solely to an earlier date, in which case, such representation and warranty shall have been true and correct on such earlier date), (b) the Loan Parties are in compliance with each of the covenants and conditions under the Credit Agreement and the other Loan Documents in all material respects (without duplication of any materiality qualifier contained therein) and (c) no Event of Default or Potential Default exists; (vi) a certificate signed by the Secretary or an Assistant Secretary or other Authorized Officer of each of the Loan Parties, each dated as of the Effective Date, certifying as appropriate as to: (a) true copies of all corporate or other organizational action taken by each Loan Party relative to this Fourth Amendment and any other Loan Documents to be executed and delivered by such Loan Party in connection herewith; (b) the names of the Authorized Officers authorized to sign the Fourth Amendment and such other Loan Documents and their true signatures; and (c) copies of its organizational documents in effect certified (to the extent applicable) by the appropriate state official where such documents are filed in a state office (or in the alternative if applicable, certifying that such organizational documents have not been amended since the Closing Date) together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized; (vii) certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized; (viii) UCC lien searches with respect to each Loan Party in its jurisdiction of organization (and if necessary based on such results, evidence that all necessary termination statements in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing); - 3 -

(ix) evidence that adequate insurance in compliance with Section 7.1.3 of the Credit Agreement is in full force and effect and that all premiums then due thereon have been paid, with applicable ACORD forms naming the Administrative Agent as additional insured and/or lender loss payee, as applicable; (x) legal opinions, dated as of the Effective Date, with respect to the Loan Parties from (a) Vorys, Sater, Seymour and Pease LLP, (b) Shipman & Goodwin LLP and (c) Evans & Dixon, LLC; (xi) that certain fee letter, dated of even date herewith, executed and delivered by the Administrative Agent and acknowledged and agreed to by the Lead Borrower in connection herewith (the “Fee Letter”); (xii) a duly completed pro forma Compliance Certificate of the Lead Borrower demonstrating (A) a Leverage Ratio not greater than 3.5 to 1.0, calculated as follows: (I) the numerator of which shall be calculated as of the Fourth Amendment Effective Date (for the avoidance of doubt, after giving effect to this Fourth Amendment) and (II) the denominator of which shall be calculated as of the fiscal year of the Lead Borrower ended February 1, 2020 (such modified calculation, the “Fourth Amendment Pro Forma Leverage Ratio”); and (B) a Fixed Charge Coverage Ratio (for the avoidance of doubt, without giving effect to this Fourth Amendment) equal to at least 1.25 to 1.0, calculated as of the fiscal year of the Lead Borrower ended February 1, 2020; (xiii) payment of (a) the fees due and payable under the Fee Letter and (b) all other reasonable fees and expenses owed to the Administrative Agent and its counsel and the Lenders in connection with this Fourth Amendment and the Credit Agreement as of the Effective Date to the extent an invoice in respect thereof has been delivered to the Lead Borrower at least one Business Day prior to the date of this Fourth Amendment; and (xiv) such other documents, deliverables and/or evidence reasonably required by the Administrative Agent in connection with the transactions contemplated hereby. 4. The Lead Borrower hereby reconfirms and reaffirms all representations and warranties made by the Lead Borrower and the other Loan Parties pursuant to the terms and conditions of the Credit Agreement (excluding the representation in clause (iii) of Section 5.1.6 thereof) and the other Loan Documents as of the Effective Date (except to the extent any representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date), except as such - 4 -

representations and warranties may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement. 5. The Lead Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the Effective Date that (i) it has the legal power and authority to execute and deliver this Fourth Amendment, (ii) the officer of the Lead Borrower executing this Fourth Amendment has been duly authorized to execute and deliver the same and bind the Lead Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by the Lead Borrower and the performance and observance by the Lead Borrower and the other Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed herewith or therewith, do not violate or conflict with (A) the organizational agreements of any Loan Party or (B) any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, in each case under clause (B) except as would not result in a Material Adverse Change, and (iv) this Fourth Amendment and the documents executed or to be executed by any Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms, except to the extent that enforceability of thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance or by general principles of equity. 6. The Lead Borrower represents and warrants that as of the Effective Date, after giving effect to the amendments set forth in this Fourth Amendment (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement. 7. To induce the Administrative Agent and the Lenders to enter into this Fourth Amendment, each Loan Party hereby releases, acquits and forever discharges the Administrative Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Administrative Agent and the Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Loan Party now has or ever had against the Administrative Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise, in each case arising prior to the Effective Date. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that such Loan Party has not transferred or assigned to any Person any such claim that such Loan Party ever had or claimed to have against the Administrative Agent or any Lender. 8. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. - 5 -

9. The agreements contained in this Fourth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Fourth Amendment amends the Credit Agreement and is not a novation thereof. 10. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Fourth Amendment by e-mail or telecopy shall be effective as delivery of a manually executed counterpart of this Fourth Amendment. The words "execution," "signed," "signature," and words of like import in this Fourth Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. 11. This Fourth Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. Each Loan Party hereby consents to the exclusive jurisdiction of the courts of the State of Ohio sitting in Franklin County, Ohio and of the United States District Court for the Southern District of Ohio, and any appellate court from any thereof, with respect to any suit arising out of or mentioning this Fourth Amendment. [INTENTIONALLY LEFT BLANK] - 6 -

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers the day and year first above written. LEAD BORROWER: Designer Brands Inc., an Ohio corporation By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer GUARANTORS: 810 AC LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer Brand Card Services LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer DSW Shoe Warehouse, Inc., a Missouri corporation By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

DSW Information Technology LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer DSW MS LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer Ebuys, Inc. a California corporation By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer DSW Leased Business Division LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

eTailDirect LLC, a Delaware limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer Retail Ventures Services, Inc., an Ohio corporation By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer Designer Brand Licensing LLC, an Ohio limited liability company By: /s/ Jared A. Poff Name: Jared A. Poff Title: Executive Vice President, Chief Financial Officer VCJS LLC, a Connecticut limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer VCS Group LLC, a Delaware limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

Vincent Camuto LLC, a Connecticut limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer CCI Operations LLC, an Ohio limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer VC Footwear LLC, a Connecticut limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer VC Line Building Services LLC, a Connecticut limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer Hot on Time LLC, a Connecticut limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

Sole Society Group Inc., a Delaware corporation By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer Camuto LLC, an Ohio limited liability company By: /s/ Marla Walters Name: Marla Walters Title: Senior Vice President, Tax and Treasurer [Lender Signature Pages Follow] [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

ADMINISTRATIVE AGENT AND LENDERS: PNC Bank, National Association, as a Lender and as Administrative Agent By: /s/ George M. Gevas Name: George M. Gevas Title: Managing Director [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

Wells Fargo Bank, National Association, as a Lender By: /s/ Carl Hinrichs Name: Carl Hinrichs Title: Director [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

Truist Bank (formerly known as Branch Banking and Trust Company), as a Lender By: /s/ Matthew J. Davis Name: Matthew J. Davis Title: Senior Vice President [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

Bank of America, N.A., as a Lender By: /s/ Gregg Bush Name: Gregg Bush Title: Senior Vice President [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

The Huntington National Bank, as a Lender By: /s/ Dan Swanson Name: Dan Swanson Title: Vice President [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

BMO Harris Bank, N.A., as a Lender By: /s/ Joseph R. Jackson Name: Joseph R. Jackson Title: Vice President [Signature Page to Fourth Amendment to Credit Agreement – Designer Brands, Inc.]

ANNEX 1 [See attached]

Conformed Version incorporating: First– Annex 1 to Fourth Amendment to Credit Agreement, dated January 30, 2018 Second Amendment to Credit Agreement, dated October 10, 2018 Third Amendment to Credit Agreement, dated March 16, 2020 Published CUSIP Number: 23333VAC5 Revolving Credit CUSIP Number: 23333VAD3 $300,000,000400,000,000 REVOLVING CREDIT FACILITY CREDIT AGREEMENT by and among DSWDESIGNER BRANDS INC. (F/K/A DSW INC.), THE DESIGNATED BORROWERS PARTY HERETO, THE GUARANTORS PARTY HERETO, THE LENDERS PARTY HERETO, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Loan Lender and Issuing Lender, WELLS FARGO BANK, NATIONAL ASSOCIATION and BRANCH BANKING AND TRUST COMPANYTRUIST BANK, as Co-Syndication Agents, BANK OF AMERICA, N.A. and THE HUNTINGTON NATIONAL BANK, as Co-Documentation Agents, and PNC CAPITAL MARKETS LLC, WELLS FARGO SECURITIES, LLC and BB&T CAPITAL MARKETSSUNTRUST ROBINSON HUMPHREY, INC., as Joint Lead Arrangers and Joint Bookrunners DatedOriginally dated as of August 25, 2017 223667699

TABLE OF CONTENTS Page 1. CERTAIN DEFINITIONS 1 1.1 Certain Definitions 1 1.2 Construction 3335 1.3 Accounting Principles; Changes in GAAP 3435 1.4 Currency Calculations 3436 1.5 Designation of the Lead Borrower as Borrower Representative 3536 1.6 Euro-Rate Notification 3537 2. REVOLVING CREDIT AND SWING LOAN FACILITIES 3537 2.1 Revolving Credit Commitments 3537 2.1.1 Revolving Credit Loans; Optional Currency Loans 3537 2.1.2 Swing Loan Commitment 3637 2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans 3637 2.3 Commitment Fee 3638 2.4 Revolving Credit Loan Requests; Swing Loan Requests 3638 2.4.1 Revolving Credit Loan Requests 3638 2.4.2 Swing Loan Requests 3739 2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans 3739 2.5.1 Making Revolving Credit Loans 3739 2.5.2 Presumptions by the Administrative Agent 3839 2.5.3 Making Swing Loans 3840 2.5.4 Repayment of Revolving Credit Loans 3840 2.5.5 Borrowings to Repay Swing Loans 3940 2.5.6 Swing Loans Under Cash Management Agreements 3940 2.6 Revolving Credit Notes and Swing Notes 3941 2.7 Letter of Credit Subfacility 4041 2.7.1 Issuance of Letters of Credit 4041 2.7.2 Letter of Credit Fees 4142 2.7.3 Disbursements, Reimbursement 4143 2.7.4 Repayment of Participation Advances 4344 2.7.5 Documentation 4345 2.7.6 Determinations to Honor Drawing Requests 4345 2.7.7 Nature of Participation and Reimbursement Obligations 4345 2.7.8 Indemnity 4547 2.7.9 Liability for Acts and Omissions 4547 2.7.10 Issuing Lender Reporting Requirements 4748 2.7.11 Replacement and Resignation of Issuing Lender. 4748 2.8 Termination or Reduction of Revolving Credit Commitments 4749 2.9 Increase in Revolving Credit Commitments 48 - i - 223667699

2.9.1 Increasing Lenders and New Lenders 48 2.9.2 Treatment of Outstanding Loans and Letters of Credit 49 2.8.1 Voluntary Termination or Reduction 49 2.8.2 Mandatory Reduction 49 2.9 Reserved 50 2.10 Utilization of Commitments in Optional Currencies 4950 2.10.1 Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency 4950 2.10.2 Notices from Lenders That Optional Currencies Are Unavailable to Fund New Loans 5051 2.10.3 Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option 5051 2.10.4 European Monetary Union 51 2.10.5 Requests for Additional Optional Currencies 5152 2.11 Settlement Date Procedures 52 2.12 Designated Borrowers 5253 3. INTEREST RATES 53 3.1 Interest Rate Options 53 3.1.1 Revolving Credit Interest Rate Options; Swing Loan Interest Rate 5354 3.1.2 Swing Loan Interest Rate 54 3.1.3 Rate Calculations; Rate Quotations 54 3.1.4 Interest Act (Canada) 5455 3.1.5 Canadian Usury Provision 5455 3.2 Interest Periods 55 3.2.1 Amount of Borrowing Tranche 55 3.2.2 Renewals 55 3.2.3 No Conversion of Optional Currency Loans 55 3.3 Interest After Default 55 3.3.1 Loans and Letter of Credit Fees, Interest Rate 5556 3.3.2 Other Obligations 5556 3.3.3 Acknowledgment 5556 3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available 5556 3.4.1 Unascertainable 5556 3.4.2 Illegality; Increased Costs; Deposits Not Available 56 3.4.3 Optional Currency Loans Not Available 5657 3.4.4 Administrative Agent's and Lender's Rights 5657 3.5 Selection of Interest Rate Options 5758 3.6 Successor Euro-Rate Index 57. 58 4. PAYMENTS 5859 4.1 Payments 5859 4.2 Pro Rata Treatment of Lenders 59 4.3 Sharing of Payments by Lenders 5960 - ii - 223667699

4.4 Presumptions by the Administrative Agent 60 4.5 Interest Payment Dates 6061 4.6 Voluntary Prepayments 6061 4.6.1 Right to Prepay 6061 4.6.2 Replacement of a Lender 6162 4.6.3 Designation of a Different Lending Office 62 4.7 Mandatory Prepayments for Currency Fluctuations 6263 4.8 Increased Costs 63 4.8.1 Increased Costs Generally 63 4.8.2 Capital Requirements 6364 4.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans 64 4.8.4 Delay in Requests 64 4.8.5 Additional Reserve Requirements 64 4.9 Taxes 6465 4.9.1 Issuing Lender 6465 4.9.2 Payments Free of Taxes 65 4.9.3 Payment of Other Taxes by the Loan Parties 65 4.9.4 Indemnification by the Loan Parties 65 4.9.5 Indemnification by the Lenders 6566 4.9.6 Evidence of Payments 6566 4.9.7 Status of Lenders 66 4.9.8 Treatment of Certain Refunds 6768 4.9.9 Survival 68 4.10 Indemnity 6869 4.11 Currency Conversion Procedures for Judgments 69 4.12 Indemnity in Certain Events 69 4.13 Defaulting Lenders 6970 4.14 Designated Lenders 71 4.15 Illegality 71 5. REPRESENTATIONS AND WARRANTIES 7172 5.1 Representations and Warranties 7172 5.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default 7172 5.1.2 Capitalization; Subsidiaries; Investment Companies 72 5.1.3 Validity and Binding Effect 7273 5.1.4 No Conflict; Material Agreements; Consents 7273 5.1.5 Litigation 73 5.1.6 Financial Statements 73 5.1.7 Margin Stock 7374 5.1.8 Full Disclosure 74 5.1.9 Taxes 7475 5.1.10 Patents, Trademarks, Copyrights, Licenses, Etc 7475 5.1.11 Insurance 7475 5.1.12 ERISA Compliance 7475 - iii - 223667699

5.1.13 Environmental Matters 7576 5.1.14 Solvency 76 5.1.15 Anti-Terrorism Laws 76 5.1.16 EEA Financial Institution 76 5.1.17 Liens in the Collateral 76 5.2 Updates to Schedules 7677 6. CONDITIONS 7677 6.1 Conditions of Lending and Issuance of Letters of Credit 7677 6.1.1 First Loans and Letters of Credit 7677 6.1.2 Each Loan or Letter of Credit 78 6.2 Conditions to Designation of Designated Borrowers 7879 7. COVENANTS 7980 7.1 Affirmative Covenants 7980 7.1.1 Preservation of Existence, Etc 7980 7.1.2 Payment of Liabilities, Including Taxes, Etc 7980 7.1.3 Maintenance of Insurance 7980 7.1.4 Maintenance of Properties and Leases 8081 7.1.5 Visitation Rights 8081 7.1.6 Keeping of Records and Books of Account 8081 7.1.7 Compliance with Laws; Use of Proceeds 8081 7.1.8 Anti-Terrorism Laws; International Trade Law Compliance 81 7.1.9 Keepwell 8182 7.1.10 Further Assurances 82 7.2 Negative Covenants 8182 7.2.1 Indebtedness 8182 7.2.2 Liens; Lien Covenants 8283 7.2.3 Guaranties 8384 7.2.4 Loans and Investments 8384 7.2.5 Dividends and Related Distributions 8485 7.2.6 Liquidations, Mergers, Consolidations, Acquisitions 85 7.2.7 Dispositions of Assets 86 7.2.8 Affiliate Transactions 8786 7.2.9 Subsidiaries and Joint Ventures 87 7.2.10 Continuation of or Change in Business 87 7.2.11 Fiscal Year 8887 7.2.12 Changes in Organizational Documents 8887 7.2.13 Minimum Fixed Charge Coverage Ratio 8887 7.2.14 Maximum Leverage Ratio 8887 7.2.15 Limitation on Negative Pledges 88 7.2.16 Restrictions on Certain Subsidiaries 88 7.3 Reporting Requirements 8988 7.3.1 Quarterly Financial Statements 8988 7.3.2 Annual Financial Statements 89 7.3.3 Certificate of the Lead Borrower 89 7.3.4 Notices 89 - iv - 223667699

8. DEFAULT 90 8.1 Events of Default 90 8.1.1 Payments Under Loan Documents 90 8.1.2 Breach of Warranty 9190 8.1.3 Anti-Terrorism Laws 91 8.1.4 Breach of Certain Covenants 91 8.1.5 Breach of Other Covenants 91 8.1.6 Defaults in Other Agreements or Indebtedness 91 8.1.7 Final Judgments or Orders 91 8.1.8 Loan Document Unenforceable 91 8.1.9 Uninsured Losses; Proceedings Against Assets 9291 8.1.10 Events Relating to Pension Plans and Multiemployer Plans 92 8.1.11 Change of Control 92 8.1.12 Relief Proceedings 92 8.2 Consequences of Event of Default 92 8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings 92 8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings 9392 8.2.3 Set-off 93 8.2.4 Application of Proceeds 93 9. THE ADMINISTRATIVE AGENT 94 9.1 Appointment and Authority 94 9.2 Rights as a Lender 94 9.3 Exculpatory Provisions 95 9.4 Reliance by Administrative Agent 96 9.5 Delegation of Duties 96 9.6 Resignation of Administrative Agent 96 9.7 Non-Reliance on Administrative Agent and Other Lenders 97 9.8 No Other Duties, etc 9897 9.9 Administrative Agent's Fee 98 9.10 Authorization to Release Collateral and Guarantors 98 9.11 No Reliance on Administrative Agent's Customer Identification Program 98 9.12 Certain ERISA Matters. 98 10. MISCELLANEOUS 99 10.1 Modifications, Amendments or Waivers 99 10.1.1 Increase of Commitment 99 10.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment 10099 10.1.3 Release of Collateral or Guarantor 100 10.1.4 Miscellaneous 100 10.2 No Implied Waivers; Cumulative Remedies 101100 10.3 Expenses; Indemnity; Damage Waiver 101 - v - 223667699

10.3.1 Costs and Expenses 101 10.3.2 Indemnification by the Loan Parties 101 10.3.3 Reimbursement by Lenders 102 10.3.4 Waiver of Consequential Damages, Etc 102 10.3.5 Payments 102 10.3.6 Survival 103102 10.4 Holidays 103 10.5 Notices; Effectiveness; Electronic Communication 103 10.5.1 Notices Generally 103 10.5.2 Electronic Communications 103 10.5.3 Change of Address, Etc 104103 10.6 Severability 104103 10.7 Duration; Survival 104103 10.8 Successors and Assigns 104103 10.8.1 Successors and Assigns Generally 104103 10.8.2 Assignments by Lenders 104103 10.8.3 Register 106103 10.8.4 Participations 106103 10.8.5 Certain Pledges; Successors and Assigns Generally 107103 10.8.6 Disqualified Institutions. 107103 10.9 Confidentiality 109103 10.9.1 General 109103 10.9.2 Sharing Information With Affiliates of the Lenders 109103 10.10 Counterparts; Integration; Effectiveness 109103 10.10.1 Counterparts; Integration; Effectiveness 109103 10.10.2 Electronic Execution of Assignments 110103 10.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL 110103 10.11.1 Governing Law 110103 10.11.2 SUBMISSION TO JURISDICTION 110103 10.11.3 WAIVER OF VENUE 111103 10.11.4 SERVICE OF PROCESS 111103 10.11.5 WAIVER OF JURY TRIAL 112103 10.12 USA Patriot Act Notice 112103 10.13 Bifurcation of Obligations 112103 10.14 Joinder 112103 10.15 Canadian Anti-Money Laundering Legislation 113103 10.16 Acknowledgment and Consent to Bail-In of EEA Financial Institutions 114103 10.17 No Advisory or Fiduciary Responsibility 114103 10.18 Acknowledgment Regarding Any Supported QFCs 114103 11. LEAD BORROWER GUARANTEE. 115103 11.1 Guarantee 115103 11.2 No Subrogation 116103 11.3 Amendments, etc., with respect to the Guaranteed Obligations 116103 11.4 Guarantee Absolute and Unconditional 117103 - vi - 223667699

11.5 Reinstatement 118103 11.6 Payments 118103 - vii - 223667699

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(F)	-	FOURTH AMENDMENT LETTERS OF CREDIT
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 5.1.2	-	CAPITALIZATION; SUBSIDIARIES
SCHEDULE 7.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 7.2.3	-	PERMITTED GUARANTIES
SCHEDULE 7.2.4	-	PERMITTED INVESTMENTS
SCHEDULE 7.2.8	-	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(D)(1)	-	DESIGNATED BORROWER AGREEMENT
EXHIBIT 1.1(D)(2)	-	DESIGNATED BORROWER TERMINATION
EXHIBIT 1.1(G)	-	GUARANTOR JOINDER
EXHIBIT ~~1.1(L)~~	~~-~~	~~LENDER JOINDER~~
~~EXHIBIT~~ 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 2.4.1	-	REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.4.2	-	SWING LOAN REQUEST
EXHIBIT 4.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT ~~7.2.6~~	~~-~~	~~ACQUISITION COMPLIANCE CERTIFICATE~~
~~EXHIBIT~~ 7.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

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CREDIT AGREEMENT THIS CREDIT AGREEMENT is originally dated as of August 25, 2017, and is made by and among DESIGNER BRANDS INC. (F/K/A DSW INC.), an Ohio corporation (the “Lead Borrower”), the DESIGNATED BORROWERS from time to time party hereto, each of the GUARANTORS (as hereinafter defined) from time to time party hereto, the LENDERS (as hereinafter defined) from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (as hereinafter defined). The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount, subject to Section 2.92.8.2 [Increase in Revolving Credit CommitmentsMandatory Reduction], not to exceed ThreeFour Hundred Million and 00/100 Dollars ($300,000,000.00400,000,000.00), including therein a Swing Loan (as hereinafter defined) subfacility to the Lead Borrower and a Letter of Credit (as hereinafter defined) subfacility. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows: 1. CERTAIN DEFINITIONS 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context hereof clearly requires otherwise: Acquisition Period means a period of four consecutive fiscal quarters of the Lead Borrower beginning with a fiscal quarter during which (i) the Lead Borrower or one of its Subsidiaries consummates a Permitted Acquisition for which the aggregate Consideration payable exceeds the Dollar Equivalent of One Hundred Million and 00/100 Dollars ($100,000,000.00) or (ii) the Camuto Acquisition Closing occurs, and including such fiscal quarter and the immediately three succeeding fiscal quarters. The Lead Borrower may elect to designate in writing to the Administrative Agent the commencement of an Acquisition Period (which election shall be made prior to the last day of the fiscal quarter in which the relevant Permitted Acquisition is consummated or the Camuto Acquisition Closing occurs, as applicable), and only one Acquisition Period shall be designated during the term of this Agreement. Account Control Agreement means each control agreement executed and delivered pursuant to Section 6(j) of the Pledge and Security Agreement. Administrative Agent means PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder. Administrative Agent's Fee has the meaning specified in Section 9.9 [Administrative Agent's Fee]. Administrative Agent's Letter has the meaning specified in Section 9.9 [Administrative Agent's Fee]. Affiliate as to any Person means any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially 223667699 owns or holds twenty percent (20%) or more of any class of the voting or other equity interests of such Person, or (iii) twenty percent (20%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Agreement means this Credit Agreement, as amended by that certain (i) First Amendment to Credit Agreement, dated as of January 30, 2018, by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent, (ii) Second Amendment to Credit Agreement, dated as of October 10, 2018, by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, (iii) Third Amendment to Credit Agreement, dated as of March 16, 2020, by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent, (iv) Fourth Amendment to Credit Agreement, dated April 30, 2020, by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, and as the same may be further amended, supplemented, modified or restated from time to time, including all schedules and exhibits. AML Legislation has the meaning specified in Section 10.15 [Canadian Anti-Money Laundering Legislation]. Anti-Terrorism Laws means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time (including, without limitation, any AML Legislation). Applicable Commitment Fee Rate means the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fees.” Applicable Letter of Credit Fee Rate means the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Standby Letter of Credit Fee” or “Commercial Letter of Credit Fee”, as applicable. Applicable Margin means, as applicable: (A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or (B) the percentage spread to be added to the Euro-Rate applicable to Revolving Credit Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Euro-Rate Spread”. Approved Fund means any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender. 223667699

Article II JV means Article II JV, LLC, a Delaware limited liability company. Assignment and Assumption Agreement means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee, in substantially the form of Exhibit 1.1(A). Authorized Officer means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any other executive officer, including any Executive Vice President or Senior Vice President of such Loan Party, any Vice President of any Subsidiary of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Lead Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. The Lead Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent. Available Currencies means, at any time, Dollars and all Optional Currencies at such time; each individually an “Available Currency”. Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. Bankruptcy Event has the meaning specified in the definition of Defaulting Lender. Base Rate means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus fifty (50) basis points (0.5%), (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding the foregoing, if the Base Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement. Base Rate Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(i) [Base Rate Option]. BC/VC means BC/VC Ventures LLC, a Delaware limited liability company. Benchmark Replacement means, with respect to any Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower for such Available Currency giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate Option, U.S. 223667699 dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. Benchmark Replacement Adjustment means, with respect to any replacement of the Euro-Rate for any Available Currency with an alternate benchmark rate for each applicable Interest Period for such Available Currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Euro-Rate in such Available Currency with the applicable Benchmark Replacement for such Available Currency (excluding such spread adjustment) by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Euro-Rate for (A) with respect to Dollar Loans under the Euro-Rate Option, U.S. dollar-denominated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency. Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement for any Available Currency, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement for such Available Currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice in the United States (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). Benchmark Replacement Date means the earlier to occur of the following events with respect to the Euro-Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Euro-Rate for such Available Currency permanently or indefinitely ceases to provide the Euro-Rate for such Available Currency; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. Benchmark Transition Event means the occurrence of one or more of the following events with respect to the Euro-Rate: (1) a public statement or publication of information by or on behalf of the administrator of the Euro-Rate for such Available Currency announcing that such administrator 223667699 has ceased or will cease to provide the Euro-Rate for such Available Currency, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate for such Available Currency; (2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Euro-Rate for such Available Currency, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Euro-Rate for such Available Currency, a resolution authority with jurisdiction over the administrator for the Euro-Rate for such Available Currency or a court or an entity with similar insolvency or resolution authority over the administrator for the Euro-Rate for such Available Currency, which states that the administrator of the Euro-Rate for such Available Currency has ceased or will cease to provide the Euro-Rate for such Available Currency permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate for such Available Currency; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Euro-Rate for such Available Currency or an Official Body having jurisdiction over the Administrative Agent announcing that the Euro-Rate for such Available Currency is no longer representative. Benchmark Unavailability Period means, with respect to any Available Currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Euro-Rate for such Available Currency and solely to the extent that the Euro-Rate for such Available Currency has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date for such Available Currency has occurred if, at such time, no Benchmark Replacement for such Available Currency has replaced the Euro-Rate for such Available Currency for all purposes hereunder in accordance with Section 3.6 and (y) ending at the time that a Benchmark Replacement for such Available Currency has replaced the Euro-Rate for such Available Currency for all purposes hereunder pursuant to Section 3.6. Beneficial Ownership Regulation means 31 C.F.R. § 1010.230. Benefit Plan means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. Borrower or Borrowers means, singularly or collectively as the context may require, the Lead Borrower and the Designated Borrowers. Borrowing Date means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day. Borrowing Tranche means specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Revolving Credit Loan Request and which have the same Interest Period 223667699 shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche. BRX means BRX DBI Joint Venture LLC, a Delaware limited liability company. Business Day means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market. Camuto Acquisition means the acquisition by the Lead Borrower, directly or through one or more of its Subsidiaries, of all of the outstanding membership interests of CG Opco LLC, a Delaware limited liability company, Camuto Overseas Holding Subsidiary, LLC, an Ohio limited liability company, and CCI Opco LLC, a Delaware limited liability company, and all related transactions pursuant to the Camuto Acquisition Agreement and the related Camuto Transaction Documents. Camuto Acquisition Agreement has the meaning given to such term in the definition of Camuto Transaction Documents. Camuto Acquisition Closing means the “Closing” (as defined in the Camuto Acquisition Agreement). Camuto Castillo means Camuto Castillo LLC, a Delaware limited liability company. Camuto Entities means, collectively, Camuto Group LLC, a Delaware limited liability company, Camuto Consulting Inc, a Connecticut corporation,. and any Person that is a Subsidiary thereof immediately prior to the Camuto Acquisition Closing (regardless of whether such Person subsequently ceases to be a Subsidiary thereof as a result of the Camuto Transactions or otherwise). For the avoidance of doubt, each of Camuto LLC, an Ohio limited liability company, CCI Operations LLC, an Ohio limited liability company, Camuto Overseas Holding Subsidiary, LLC, an Ohio limited liability company, Camuto IPCo, LLC, a Delaware limited liability company, Chaus IPCo, LLC, a Delaware limited liability company, Vincent Camuto LLC, a Connecticut limited liability company, Sole Society Group, Inc., a Delaware corporation, VCJS LLC, a Connecticut limited liability company, VCS Group LLC, a Delaware limited liability company, VCRK Holdings LLC, a Delaware limited liability company, VM Retail Ventures LLC, a Delaware limited liability company, Hot on Time LLC, a Connecticut limited liability company, VC Line Building Services LLC, a Connecticut limited liability company, VC Footwear LLC, a Connecticut limited liability company, Bernard Chaus Inc., a New York corporation, Camuto Overseas Holdings LLC, a Delaware limited liability company, the Article II JV, and BC/VC and Camuto Castillo shall constitute a Camuto Entity. Camuto Transaction Documents means (i) that certain Securities Purchase Agreement, dated as of October 10, 2018, by and among DSW Shoe Warehouse, Inc., a Missouri corporation, and IPCo JV, as buyers, Camuto Group LLC, a Delaware limited liability company, and Camuto Consulting Inc., a Connecticut corporation, as sellers, the Camuto Owners (as defined therein), Clear Thinking Group LLC, in the person of Stuart H. Kessler, as sellers’ representative, the Lead Borrower and Authentic Brands Group LLC (as amended, restated, 223667699 modified or supplemented from time to time, together with all schedules and exhibits with respect thereto, the “Camuto Acquisition Agreement”), (ii) that certain Limited Liability Company Agreement of IPCo JV, dated on or prior to the date on which the Camuto Acquisition Closing occurs (as amended, restated, modified or supplemented from time to time, together with all schedules and exhibits with respect thereto, the “IPCo JV LLC Agreement”) and (iii) the related agreements, instruments and other documents executed in connection with the foregoing. Camuto Transactions means, collectively, the transactions contemplated by the Camuto Transaction Documents, including, without limitation, the Camuto Acquisition and the IPCo JV Investments. Canadian Dollars means the official currency of Canada. Canadian Subsidiary means any Subsidiary of the Lead Borrower organized under the laws of Canada or any province or territory thereof. Capital Expenditures means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital or finance lease on the balance sheet of such Person. Capital Lease Obligations means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person. Capital Stock means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing. Cash Equivalents means: (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition; (b) commercial paper maturing in one (1) year or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; (d) money market or mutual funds whose investments are limited to those types of investments described in clauses (a)-(c) above; and (e) fully collateralized repurchase agreements with a term of not more than one hundred eighty (180) days for securities described in clause (a) above and entered into with commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition. Cash Management Agreements has the meaning specified in Section 2.5.6 [Swing Loans Under Cash Management Agreements]. 223667699

CDOR Rate has the meaning assigned to such term in the definition of Euro-Rate. CEA means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute. CFTC means the Commodity Futures Trading Commission. Change in Law means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented. Change of Control means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the voting Capital Stock of the Lead Borrower or (ii) the Lead Borrower ceases to own, directly or indirectly, one hundred percent (100%) of the fully diluted Capital Stock of any other Loan Party (including, without limitation, any Designated Borrower) except with respect to this clause (ii), in any transaction permitted hereunder or under any other Loan Document. CIP Regulations has the meaning specified in Section 9.11 [No Reliance Etc.]. Closing Compliance Certificate has the meaning assigned to that term in Section 6.1.1.1 [Deliveries]. Closing Date means the Business Day on which the first Loan shall be made, which shall be August 25, 2017. Code means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. Collateral means the personal property of any Person granted as collateral to secure the Obligations. Collateral Documents means the Pledge and Security Agreement and any other agreement, document or instrument granting a Lien in Collateral or executed and delivered pursuant to the terms of the Pledge and Security Agreement or any such other agreement, document or instrument. 223667699

Commercial Letter of Credit means any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties or their Subsidiaries in the ordinary course of business. Commitment means as to any Lender the aggregate of its Revolving Credit Commitment (and in the case of the Swing Loan Lender, including its Swing Loan Commitment), and Commitments means the aggregate of the Revolving Credit Commitments of all of the Lenders. Commitment Fee has the meaning specified in Section 2.3 [Commitment Fee]. Compliance Certificate has the meaning specified in Section 7.3.3 [Certificate of the Lead Borrower]. Computation Date has the meaning specified in Section 2.10.1 [Periodic Computations of Dollar Equivalent Amounts, Etc.]. Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. Consideration means with respect to any Permitted Acquisition, the aggregate of (without duplication) (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, in connection therewith, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other cash or equity consideration given or obligation incurred by any of the Loan Parties in connection therewith, as each of the foregoing is recorded by the Loan Parties in accordance with GAAP. Consolidated Adjusted EBITDAR means, for any period of determination, the sum of (i) Consolidated EBITDAR for such period plus (ii) if applicable for such period, the COVID Addback. Consolidated EBITDA means, for any period determination, the difference between (i) Consolidated EBITDAR for such period, minus (ii) Consolidated Rental Expense for such period. Consolidated EBITDAR means, for any period of determination, without duplication, consolidated net income plus (i) the following (to the extent deducted from such calculation of consolidated net income): (a) depreciation, (b) amortization, (c) non-cash expenses related to stock based compensation, (d) other non-cash charges, non-cash expenses, or non-cash losses to net income (provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDAR), (e) interest expense, (f) income tax expense and Consolidated Rental Expense, transaction expenses incurred in connection with the Camuto Transactions and Permitted Acquisitions in an aggregate cumulative amount for the balance of the term of this Agreement not greater than $40,000,000 and(g) Reserved, (h) restructuring charges or expenses (including integration costs, restructuring costs and severance costs related to acquisitions and to closure or consolidation of plants, facilities or locations and 223667699 any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use) not to exceed (x) $20,000,000 in anthe aggregate cumulative amount for the balance of the term of this Agreementincurred prior to the Fourth Amendment Effective Date and (y) $20,000,000 in the aggregate incurred on or after the Fourth Amendment Effective Date, (i) inventory markdowns during the fiscal quarters of the Lead Borrower ending May 2, 2020 and August 1, 2020 and (j) with respect to any inventory classified for Spring 2020 or older, inventory markdowns related to the Camuto and Canada business segments only during the fiscal quarters of the Lead Borrower ending October 31, 2020 and January 30, 2021, minus (ii) non-cash credits or non-cash gains (to the extent included in such calculation of consolidated net income), in each case determined and consolidated for the Lead Borrower and its Subsidiaries in accordance with GAAP; provided that the foregoing shall exclude the income (or deficit) of any Person (other than a Subsidiary) in which the Lead Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Lead Borrower or such Subsidiary in the form of dividends or similar distributions. For purposes of calculating Consolidated EBITDAR, (a) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDAR shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties pursuant to Section 7.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDAR shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period. Consolidated Rental Expense means, for any period of determination, the aggregate rental amounts payable by the Lead Borrower and its Subsidiaries during such period under any lease of real property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capital Leases or performance rents), in each case determined and consolidated for the Lead Borrower and its Subsidiaries in accordance with GAAP. Covered Entity means (a) each Loan Party and each Subsidiary of any Loan Party, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise. COVID Addback means (a) for the fiscal quarter of the Lead Borrower ending May 2, 2020, solely to the extent that Consolidated EBITDA for such fiscal quarter (“Q120 EBITDA”) is less than Zero and 00/100 Dollars ($0.00), COVID Losses for such fiscal quarter in an aggregate amount equal to the lesser of (i) Fifty Million and 00/100 Dollars ($50,000,000.00) and (ii) an amount that, when added to Q120 EBITDA, would cause Q120 EBITDA to equal Zero and 00/100 Dollars ($0.00) and (b) for the fiscal quarter of the Lead Borrower ending August 1, 2020, solely to the extent that Consolidated EBITDA for such fiscal quarter (“Q220 EBITDA”) is less than Zero and 00/100 Dollars ($0.00), COVID Losses for such fiscal quarter in an aggregate amount equal to the lesser of (i) Twenty-Five Million and 00/100 Dollars 223667699

($25,000,000.00) and (ii) an amount that, when added to Q220 EBITDA, would cause Q220 EBITDA to equal Zero and 00/100 Dollars ($0.00). COVID Losses means identifiable and factually supported operating losses of the Lead Borrower and its Subsidiaries attributable to, in connection with, or otherwise relating to COVID-19 and any remedial measures taken with respect thereto. Customary Bank Liens means customary rights of set off, banker’s lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where the Lead Borrower or any of its Subsidiaries maintains deposit, disbursement or concentration accounts. Daily LIBOR Rate means, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 4.8.5 [Additional Reserve Requirements]. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00one hundred (100) basis points (1.00%), such rate shall be deemed to be zero (0.00one hundred (100) basis points (1.00%) for purposes of this Agreement. Debtor Relief Laws means the Bankruptcy Code of the United States of America, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. Defaulting Lender means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, the Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Lead Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Lead Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Lead Borrower's receipt of such certification in form and substance satisfactory to the Administrative Agent or the Lead Borrower, as the case may be, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy 223667699

Event or a Bail-In Action or (e) has failed at any time to comply with the provisions of Section 4.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders. As used in this definition and in Section 4.13 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. Designated Borrower means any Canadian Subsidiary that becomes a Designated Borrower pursuant to Section 2.12 [Designated Borrowers] and that has not ceased to be a Designated Borrower pursuant to such Section. Designated Borrower Agreement means a Designated Borrower Agreement substantially in the form of Exhibit 1.1(D)(1). Designated Borrower Termination means a Designated Borrower Termination substantially in the form of Exhibit 1.1(D)(2). Designated Lender has the meaning specified in Section 4.14 [Designated Lenders]. Disqualified Institution means, on any date, (a) any Person designated by the Lead Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the date hereof and (b) any other Person that is a competitor of the Lead Borrower or any of its Subsidiaries, which Person has been designated by the Lead Borrower as a “Disqualified Institution” by written notice to the Administrative Agent not less than five (5) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Lead Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided further that a “competitor” shall not include any bona fide debt fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any person controlling, controlled by or under common control with such competitor or affiliate thereof, as applicable, and for which no personnel involved with the investment of such competitor, as applicable, (1) makes any investment decisions or (2) has access to any information (other than information publicly available) relating to the Lead Borrower or any 223667699 entity that forms a part of the Lead Borrower’s business (including Subsidiaries of the Lead Borrower). Dollar, Dollars, U.S. Dollars and the symbol $ means lawful money of the United States of America. Dollar Equivalent means, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars. Domestic Loan Party means any Loan Party that is a Domestic Person. Domestic Person means an entity organized under the laws of any state of the United States of America or the District of Columbia. Domestic Subsidiary means any Subsidiary of any Loan Party that is a Domestic Person (other than (i) any Excluded Domestic Subsidiary, (ii) Article II JV and (iii) BC/VC). DQ List has the meaning specified in Section 10.8.6 [Disqualified Institutions]. Drawing Date has the meaning specified in Section 2.7.3.1 [Disbursements, Reimbursement]. Early Opt-in Event means a determination by the Administrative Agent that (a) with respect to Dollar Loans under the Euro-Rate Option, U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.6, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in this Section 3.6, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in such Optional Currency. Ebuys means Ebuys, Inc., a California corporation. EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. 223667699

Eligible Assignee means any Person other than a Person that is expressly prohibited from becoming an assignee of all or a portion of the rights and obligations of any Lender under this Agreement pursuant to Section 10.8 [Successors and Assigns]. Eligible Contract Participant means an “eligible contract participant” as defined in the CEA and the regulations thereunder. Eligibility Date means, with respect to each Loan Party and each Swap Obligation, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap Obligation (for the avoidance of doubt, the Eligibility Date shall be the date of execution of the agreements relating to such Swap Obligation if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party). Environmental Laws means all applicable federal, state, provincial, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas. Equivalent Amount means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent's spot selling rate (based on the market rates then prevailing and available to the Administrative Agent) for such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made. Equivalent Currency has the meaning specified in the definition of “Equivalent Amount”. ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. ERISA Event means (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by the Lead Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of 223667699

ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any member of the ERISA Group. ERISA Group means, at any time, the Lead Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Lead Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA. Excluded Domestic Subsidiary means any Subsidiary of any Loan Party that is a Domestic Person if the execution of a Guaranty Agreement and/or Guarantor Joinder would cause material adverse tax consequences to any Loan Party or any Affiliate of a Loan Party (pursuant to Section 956 of the Internal Revenue Code and the United States Income Tax Regulations promulgated thereunder, or otherwise) as demonstrated to the reasonable satisfaction of the Administrative Agent. EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. Euro shall refer to the lawful currency of the Participating Member States. Euro-Rate means the following: (a) with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of one percent (1%) per annum (with .005% being rounded up), or, if such rate is not available, the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period; and 223667699

(b) with respect to Loans denominated in Canadian Dollars comprising any Borrowing Tranche for any Interest Period, the interest rate per annum (the “CDOR Rate”) as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of one percent (1%) (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day. (c) If, at any time, the Administrative Agent and all of the Lenders approve an additional Optional Currency pursuant to Section 2.10.5 [Requests for Additional Optional Currencies], any reference in this Agreement to the Euro-Rate applicable to any Optional Currency Loan in such additional Optional Currency shall be a reference to a rate to be mutually agreed upon between the Administrative Agent and the Borrowers. Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00one hundred (100) basis points (1.00%), such rate shall be deemed to be zero (0.00one hundred (100) basis points (1.00%) for purposes of this Agreement. Euro-Rate Option means the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(ii) [Euro-Rate Option]. Event of Default means any of the events described in Section 8.1 [Events of Default] and referred to therein as an “Event of Default.” Exchange Act has the meaning specified in the definition of Change of Control. Excluded Domestic Subsidiary means, collectively, (i) Camuto Overseas Holding Subsidiary LLC, an Ohio limited liability company, or any other Subsidiary of any Loan Party formed or otherwise acquired after the Fourth Amendment Effective Date that is a Domestic Person owning, directly or indirectly, no material assets other than the equity interests of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code and (ii) any other Subsidiary of any Loan Party formed or otherwise acquired after the Fourth Amendment Effective Date that is a Domestic Person if the execution of a Guaranty Agreement and/or Guarantor Joinder (or, if applicable, a pledge of 100% of such Subsidiary’s issued and outstanding shares of Capital Stock entitled to vote) would cause material adverse tax consequences to any Loan Party or any Affiliate of a Loan Party (pursuant to Section 956 of the Internal Revenue Code and the United States Income Tax Regulations promulgated thereunder, or otherwise) as demonstrated to the reasonable satisfaction of the Administrative Agent. Excluded Hedge Liability or Liabilities means, with respect to each Loan Party, any Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of 223667699 such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap Obligation. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap Obligation, this definition shall apply only to the portion of such Swap Obligation for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap Obligation, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities. Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Lead Borrower under Section 4.6.2 [Replacement of a Lender]) or (b) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 4.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA. Expiration Date means August 25, 2022. Existing Letters of Credit means the letters of credit set forth on Schedule 1.1(E) that were issued by the applicable financial institution set forth therein prior to the date hereof and are outstanding on the Closing Date. Factoring Agreements means receivables purchase or factoring agreements entered into by one or more Camuto Entities and The CIT Group/Commercial Services, Inc. or other factor prior to the Fourth Amendment Effective Date, as such agreements (i) have been amended, modified, supplemented or restated prior to the Fourth Amendment Effective Date and (ii) may be amended, modified, supplemented, or restated or replaced from time to timeafter the 223667699

Fourth Amendment Effective Date with the prior written consent of the Administrative Agent; provided that, other than pursuant to an unsecured guaranty by the Lead Borrower or any of its Subsidiaries of the obligations of one or more Camuto Entities thereunder, none of the Lead Borrower or any Subsidiary thereof (other than any Camuto Entity) shall become party to any such agreement pursuant to any such agreement, amendment, modification, supplement, restatement or replacement. FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. Federal Funds Effective Rate for any day means the rate per annum (based on a year of 360 days and actual days elapsed) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Fixed Charge Coverage Ratio means, for any period of determination, the ratio of (i) Consolidated Adjusted EBITDAR to (ii) Fixed Charges. Fixed Charges means for any period of determination, the sum of (a) cash interest expense, plus (b) Consolidated Rental Expense, in each case of the Lead Borrower on a Consolidated Basis. Foreign Benefit Event means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted under any applicable Law absent a waiver from an Official Body, (b) the failure to make the required contributions, under any applicable Law, on or before the date such contributions are due, except where the failure to do so could not reasonably be expected to result in a material liability or is due to an administrative error that is corrected, (c) the receipt of a notice by an Official Body relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to terminate any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any additional liability by any Borrower, any Subsidiary of a Borrower or any Loan Party under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any material liability by any Borrower or any Subsidiary of a Borrower. Foreign Currency Hedge means any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency 223667699 exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency. Foreign Currency Hedge Liabilities has the meaning assigned in the definition of Lender Provided Foreign Currency Hedge. Foreign Lender means (i) if a Borrower is a US Person, a Lender that is not a US Person, and (ii) if a Borrower is not a US Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes. Foreign Plan means any plan established under the law of a jurisdiction other than the United States (or a state or local government thereof) primarily for employees or former employees outside the United States of America, that is established, maintained or contributed to by a Borrower or any of its Subsidiaries or Affiliates and which provides pension, retirement or savings benefits through a trust or other funding vehicle, other than any state social security arrangements. Foreign Subsidiary means (i) any Subsidiary of the Lead Borrower that is not a Domestic Person and (ii) any Excluded Domestic Subsidiary. Fourth Amendment means that certain Fourth Amendment to Credit Agreement, dated as of April 30, 2020, by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent. Fourth Amendment Effective Date means the Effective Date (as such term is defined in the Fourth Amendment). Fourth Amendment Letters of Credit means the letters of credit set forth on Schedule 1.1(F) that were issued by Bank of America, N.A. prior to the Fourth Amendment Effective Date and are outstanding on the Fourth Amendment Effective Date. GAAP means generally accepted accounting principles as are in effect from time to time in the United States of America, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts. Guarantor means, collectively, any Person that is from time to time party to a Guaranty Agreement and/or designated as a “Guarantor” on the signature page hereof (including, without limitation, each Person which joins any Guaranty Agreement and/or this Agreement as a Guarantor after the date hereof). Guarantor Joinder means a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit 1.1(G). Guaranteed Obligations has the meaning specified in Section 11.1 [Guarantee]. Guaranty of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, 223667699 except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. Guaranty Agreement or Guaranty Agreements means, singularly or collectively, as the context may require, any Guaranty and Suretyship Agreement executed and delivered on or after the date hereof by any Person to the Administrative Agent for the benefit of the Lenders with respect to the Obligations or any portion thereof, and any other agreement pursuant to which a Person guarantees the Obligations or any portion thereof, in each case in form and substance satisfactory to the Administrative Agent. Hedge Liabilities means collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities. ICC has the meaning specified in Section 10.11.1 [Governing Law]. Increasing Lender has the meaning assigned to that term in Section 2.9.1 [Increasing Lenders and New Lenders]. Indebtedness means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement or bank guarantee, (iv) Hedge Liabilities, (v) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business), (vi) obligations representing the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) on the balance sheet of such Person in accordance with GAAP or (vii) any Guaranty of Indebtedness for borrowed money. Indemnified Taxes means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes. Indemnitee has the meaning specified in Section 10.3.2 [Indemnification by the Loan Parties]. Information means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries. Insolvency Proceeding means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, receiver and manager, interim receiver, monitor, liquidator, 223667699 assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up, arrangement, reorganization or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Debtor Relief Law. Intercompany Subordination Agreement means the Intercompany Subordination Agreement, dated the Closing Date, among the Lead Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent. Interest Period means the period of time selected by the applicable Borrower in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one (1) Month with respect to Optional Currency Loans and one (1), two (2), three (3) or six (6) Months with respect to all other Loans. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) no Borrower shall select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date. Interest Rate Hedge means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness. Interest Rate Option means the Base Rate Option or the Euro-Rate Option. IPCo JV means ABG-Camuto, LLC, a Delaware limited liability company. IPCo JV Investments means (i) the acquisition, by the Lead Borrower, directly or through one or more of its Subsidiaries, of 40% of the outstanding membership interests of the IPCo JV, (ii) the acquisition by the IPCo JV, directly or through one or more of its Subsidiaries, of all of the outstanding membership interests of CCI IPCo LLC, a Delaware limited liability company, (iii) the acquisition by the IPCo JV, directly or through one or more of its Subsidiaries, of 50% of the outstanding membership interests of BCI LLC, a Delaware limited liability company, and (iv) the acquisition by the IPCo JV, directly or through one or more of its Subsidiaries, of certain other assets of Camuto Group LLC, a Delaware limited liability company, Camuto Consulting Inc., a Connecticut corporation, and their respective subsidiaries, and all related transactions pursuant to the Camuto Transaction Documents. IPCo JV LLC Agreement has the meaning given to such term in the definition of Camuto Transaction Documents. IRS means the United States Internal Revenue Service. 223667699

ISP98 has the meaning specified in Section 10.11.1 [Governing Law]. Issuing Lender means, singularly or collectively as the context may require (and in the absence of such context, subject to the last sentence of this definition, collectively), (i) PNC in its individual capacity as issuer of Letters of Credit hereunder, (ii) Wells Fargo Bank, National Association, in its individual capacity as issuer of Letters of Credit hereunder, (iii) Bank of America, N.A., in its individual capacity as issuer of the Fourth Amendment Letters of Credit and (iiiiv) any other Lender that the Lead Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder. The term “Issuing Lender” when used with respect to a Letter of Credit or the Letter of Credit Obligations relating to a Letter of Credit shall refer to the Issuing Lender that issued such Letter of Credit or received a request to issue such Letter of Credit, as applicable. Joint Venture means a corporation, partnership, limited liability company or other entity (excluding any Subsidiary) in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest. Law means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, issued opinion having the force of law, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic. Lead Borrower has the meaning specified in the Preamble hereof. Lead Borrower on a Consolidated Basis means the consolidation of the Lead Borrower and its Subsidiaries in accordance with GAAP. Lender Provided Foreign Currency Hedge means a Foreign Currency Hedge which is provided by any Person that was a Lender or its Affiliate at the time such Foreign Currency Hedge was entered into or which was in existence on the Closing Date and which: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, and (b) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. Lender Provided Interest Rate Hedge means an Interest Rate Hedge which is provided by any Person that was a Lender or its Affiliate at the time such Interest Rate Hedge was entered into or which was in existence on the Closing Date and which: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, and (b) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be 223667699

“Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. Lenders means the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. Lending Office means, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s administrative questionnaire, or such other office or offices as such Person may from time to time notify the Lead Borrower and the Administrative Agent which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Letter of Credit has the meaning specified in Section 2.7.1 [Issuance of Letters of Credit]. Letter of Credit Borrowing has the meaning specified in Section 2.7.3.3 [Disbursements, Reimbursement]. Letter of Credit Fee has the meaning specified in Section 2.7.2 [Letter of Credit Fees]. Letter of Credit Obligation means, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date. Leverage Ratio means, as of the date of determination, the ratio of (A) the difference between (x) Total Funded Debt on such date minus (y) unencumbered (other than Liens in favor of the Administrative Agent securing the Obligations and Customary Bank Liens) cash and Cash Equivalents of the Lead Borrower and its Subsidiaries in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) held in any deposit account maintained with PNC Bank or any other deposit account maintained at any other financial institution with respect to which the Administrative Agent has “control” within the meaning of the UCC, to (B) Consolidated Adjusted EBITDAR (with respect to such calculation of Consolidated Rental Expense and ConsolidatedAdjusted EBITDAR (i) for the four (4) consecutive fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four (4) fiscal quarters most recently ended for which financial statements are available if such date is not a fiscal quarter end). Lien means any mortgage, deed of trust, pledge, lien, adverse claim or right, deemed trust, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). 223667699

Loan Documents means this Agreement, the Administrative Agent's Letter, each Guaranty Agreement, each Collateral Document, each Account Control Agreement, the Intercompany Subordination Agreement, each Note, each Designated Borrower Agreement, each Designated Borrower Termination and any other instruments, certificates or documents delivered in connection herewith or therewith, and Loan Document means any of the Loan Documents. Loan Parties means the Borrowers and the Guarantors. Loans means collectively and Loan means separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan. Material Adverse Change means any set of circumstances or events which (a) is or could reasonably be expected to be material and adverse to the business, properties, assets or financial condition of the Loan Parties taken as a whole, (b) impairs materially or could reasonably be expected to impair materially the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (c) has or could reasonably be expected to have a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. Month, with respect to an Interest Period means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month. Moody’s means Moody’s Investors Service, Inc. Multiemployer Plan means any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Lead Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the plan year including the Closing Date and the preceding five plan years, has made or had an obligation to make such contributions. New Lender has the meaning assigned to that term in Section 2.9.1 [Increasing Lenders and New Lenders]. Non-Consenting Lender has the meaning specified in Section 10.1 [Modifications, Amendments or Waivers]. Non-Defaulting Lender means, at any time, each Lender that is not a Defaulting Lender at such time. Non-Qualifying Party means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap. Notes means, collectively, the promissory notes in substantially the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in substantially the form of Exhibit 1.1(N)(2) evidencing the Swing Loans. 223667699

Obligation means any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, and (iv) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities. Official Body means the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, local or provincial (which shall be deemed to include territories), and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). Optional Currency means any of the following lawful currencies: Canadian Dollars and any other currency approved by the Administrative Agent and all of the Lenders pursuant to Section 2.10.5 [Requests for Additional Optional Currencies]. Subject to Section 2.10.4, [European Monetary Union], each Optional Currency must be the lawful currency of the specified country. Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans]. Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans]. Order has the meaning specified in Section 2.7.9 [Liability for Acts and Omissions]. Original Currency has the meaning specified in Section 4.11 [Currency Conversion Procedures for Judgments]. Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). Other Currency has the meaning specified in Section 4.11 [Currency Conversion Procedures for Judgments]. 223667699

Other Lender Provided Financial Service Product means agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services. Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.2 [Replacement of a Lender]). Overnight Bank Funding Rate means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers. Overnight Rate means for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market. Participant has the meaning specified in Section 10.8.4 [Participations]. Participant Register has the meaning specified in Section 10.8.4 [Participations]. Participating Member State means any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union. Participation Advance has the meaning specified in Section 2.7.3.3 [Disbursements, Reimbursement]. Payment Date means the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes. Payment In Full and Paid in Full means the indefeasible payment in full in cash of the Loans and other Obligations hereunder and under each other Loan Document (other than 223667699 contingent indemnification and reimbursement obligations which by their terms survive the termination of the Commitments and payment of the Loans), termination of the Commitments and expiration, termination or cash collateralization (in accordance with the terms of this Agreement) of all Letters of Credit. PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor. Pension Plan means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, excluding any such plans (a) that have been terminated through the standard termination process as described in Section 4041 of ERISA, and (b) with respect to which no member of the ERISA Group is reasonably expected to have any material liability, either actual or contingent, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years. Permitted Acquisition has the meaning specified in Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]. Permitted Investments means: (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition; (b) commercial paper maturing in one (1) year or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; (d) money market or mutual funds whose investments are limited to those types of investments described in clauses (a)-(c) above; (e) investments made under any cash management agreements with any Lender or any commercial bank that satisfies the criteria set forth in clause (c) above; and (f) fully collateralized repurchase agreements with a term of not more than one hundred eighty (180) days for securities described in clause (ia) above and entered into with commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; 223667699

(g) short term tax-exempt securities rated not lower than BBB by Standard & Poor's, Baa2 by Moody's or an equivalent rating by Fitch with provisions for liquidity or maturity accommodations of two (2) years or less; (h) investments in other readily marketable securities (excluding any equity or equity-linked securities other than auction rate preferred securities) which are rated P1 or P2 by Moody's, A1 or A2 by Standard & Poor's or F1 or F2 by Fitch (in lieu of a short term rating, a long term rating of not less than A2 by Moody's, A by Standard & Poor's or an equivalent rating by Fitch would qualify under this sub-clause (vii), provided that no such security position shall exceed five percent (5%) of the invested cash portfolio of the Loan Parties); and (i) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (h) above that are available in local markets; and (j) any investment existing on the date of this Agreement and described on Schedule 7.2.4. Permitted Liens means: (i) Liens for Taxes incurred in the ordinary course of business and which are not yet due and payable; (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs; (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable, Liens of customs brokers, freight forwarders and common carriers incurred in the ordinary course of business that are not overdue and which attach solely to the property in their possession, inchoate Liens imposed pursuant to applicable Canadian federal or provincial pension standards legislation for amounts require to be remitted but not yet due, and statutory and common law Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default; (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; 223667699

(vi) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien; (vii) Subject to any limitation set forth in Section 7.2.1 [Indebtedness] with respect to any related Indebtedness (including clause (iii) thereof), Purchase Money Security Interests and Capital Leases; provided that such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such Capital Lease; (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents or otherwise constitute an Event of Default: (1) claims or Liens for Taxes due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such Taxes forthwith upon the commencement of proceedings to foreclose any such Lien; (2) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; (3) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or (4) Liens resulting from final judgments or orders to the extent not constituting an Event of Default pursuant to Section 8.1.7 [Final Judgments or Orders]; (ix) Liens on unearned insurance premiums in connection with insurance premium financing in the ordinary course of business; (x) Liens in favor of landlords on leasehold improvements financed by allowances or advances provided by such landlords pursuant to lease arrangements; (xi) Liens in favor of consignors on (A) inventory consigned by such consignors to a Loan Party, and (B) proceeds of such inventory; (xii) Liens on proceeds in an aggregate amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00) at any one time outstanding granted in connection with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds; (xiii) Liens arising under any Factoring Agreement against accounts receivable and other property upon which Liens are customarily granted in connection with the financing or securitization of accounts receivable; provided that such Liens do not extend to any assets other than those of the Camuto Entities; 223667699

(xiv) Liens on cash collateral or backstop letters of credit securing letters of credit issued for the account of one or more Camuto Entities to the extent such letters of credit were outstanding as of the Camuto Acquisition Closing; (xv) Liens on property acquired pursuant to the Camuto Transactions or any Permitted Acquisition, or on property of a Subsidiary of the Lead Borrower in existence at the time such Subsidiary is acquired pursuant to the Camuto Transactions or a Permitted Acquisition so long as such Liens (x) are not incurred in connection with, or in contemplation or anticipation of, such acquisition, (y) do not extend to any categories of property other than those categories of property subject to such Liens at the time of the Camuto Acquisition Closing or the time such property or Subsidiary is acquired, as applicable, and (z) secure only those obligations which they secure at the time of the Camuto Acquisition Closing or the time such property or Subsidiary is acquired, as applicable (as such obligations may be amended, supplemented, modified or restated from time to time as permitted hereunder); and (xvi) Liens in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations; (xvii) Customary Bank Liens; and (xviii) Liens securing other obligations of the Loan Parties and their Subsidiaries in an aggregate amount not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) at any one time outstanding. Person means any individual, corporation, partnership, limited partnership, limited and unlimited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity. Plan has the meaning specified in Section 10.8.6 [Disqualified Institutions]. Pledge and Security Agreement means that certain Pledge and Security Agreement, dated as of the Fourth Amendment Effective Date, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent. PNC means PNC Bank, National Association, its successors and assigns. Potential Default means any event or condition which with notice or passage of time, or both, would constitute an Event of Default. Prime Rate means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. Principal Office means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania. 223667699

Prior Security Interest means a valid and enforceable perfected (subject to any carve-out or exceptions set forth in the Pledge and Security Agreement) first-priority (subject only to Permitted Liens) security interest in the Collateral. Projections has the meaning specified in Section 5.1.6(ii) [Financial Projections]. PTE means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. Published Rate means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent). Purchase Money Security Interest means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property Qualified ECP Loan Party means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding Ten Million and 00/100 Dollars ($10,000,000.00), or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA. Ratable Share means: (i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, participate in Swing Loans, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments; and (ii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (A) such Lender’s Revolving Credit Commitment by (B) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments, and not on the current amount of the Revolving Credit Commitments and provided further that in the case of Section 4.13 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” means the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment. 223667699

Recipient means (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable. Reduced Commitment Amount has the meaning specified in Section 2.8.2 [Mandatory Reduction]. Reduction Date has the meaning specified in Section 2.8.2 [Mandatory Reduction]. Reference Currency has the meaning specified in the definition of “Equivalent Amount.” Reimbursement Obligation has the meaning specified in Section 2.7.3.1 [Disbursements, Reimbursement]. Related Parties means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates. Relevant Governmental Body means (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Official Body or other applicable Person for loans in such Optional Currency as determined by the Administrative Agent in its sole discretion. Relevant Interbank Market means, with respect to any currency the London interbank market or other applicable offshore interbank market. Relief Proceeding means any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, receiver and manager, interim receiver, monitor, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up, reorganization, arrangement or liquidation of its affairs, or an assignment for the benefit of its creditors. Reportable Compliance Event means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law. Required Lenders means (A) If there exists fewer than three (3) Lenders (for purposes of such calculation, any Lenders that are Affiliates of each other shall constitute one (1) Lender), all Lenders (other than any Defaulting Lender), and 223667699

(B) If there exist three (3) or more Lenders (for purposes of such calculation, any Lenders that are Affiliates of each other shall constitute one (1) Lender), Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender). Required Share has the meaning assigned to such term in Section 2.11 [Settlement Date Procedures]. Responsible Financial Officer means with respect to the Lead Borrower, its President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller, or other duly elected officer of the Lead Borrower reasonably acceptable to the Administrative Agent. Revolving Credit Commitment means, as to any Lender at any time, the amount initially set forth opposite its name as of the Effective Date 2 (as defined in the Second Amendment) on Schedule 1.1(B) (as such Schedule 1.1(B) was amended on such Effective Date 2 by the terms of the Second Amendment) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned, increasedautomatically decreased pursuant to Section 2.92.8.2 [Increase in Revolving Credit CommitmentsMandatory Reduction] or otherwise modified, and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders (as of the Effective Date 2 (as defined in the Second Amendment), the aggregate Revolving Credit Commitments equaled Four Hundred Million and 00/100 Dollars ($400,000,000.00)). Revolving Credit Loan Request has the meaning specified in Section 2.4 [Revolving Credit Loan Requests]. Revolving Credit Loans means collectively and Revolving Credit Loan means separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or 2.7.3 [Disbursements, Reimbursement]. Revolving Facility Usage means at any time the sum of the Dollar Equivalent amount of the outstanding Revolving Credit Loans to the Borrowers, the outstanding Swing Loans, and the Letter of Credit Obligations. Sanctioned Country means a country subject to a sanctions program maintained under any Anti-Terrorism Law. Sanctioned Person means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. SEC means the United States Securities and Exchange Commission. 223667699

Second Amendment means that certain Second Amendment to Credit Agreement, dated as of October 10, 2018, by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent. Settlement Date means the applicable Business Day on which the Administrative Agent elects to effect settlement pursuant Section 2.11 [Settlement Date Procedures]. Solvent means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Standard & Poor's means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Standby Letter of Credit means a Letter of Credit (including a direct pay letter of credit) issued to support obligations of one or more of the Loan Parties or their Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Loan Parties or their Subsidiaries, but excluding any Letter of Credit (a) under which the stated amount of such Letter of Credit increases automatically over time or (b) that is a Commercial Letter of Credit. Statements has the meaning specified in Section 5.1.6(i) [Historical Statements]. Subsidiary of any Person at any time means any corporation, trust, partnership, limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. Notwithstanding the foregoing or anything herein to the contrary, none of the Article II JV, BC/VC, Camuto Castillo, theneither BRX nor IPCo JV and, or any of their respective Subsidiaries shall constitute a Subsidiary of the Lead Borrower or any Subsidiary of the Lead Borrower for purposes of this Agreement, but shall each be considered a Joint Venture for purposes hereof. 223667699

Subsidiary Equity Interests has the meaning specified in Section 5.1.2 [Capitalization; Subsidiaries; Investment Companies]. Swap means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a). Swap Obligation means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge. Swing Loan Commitment means the Swing Loan Lender's commitment to make Swing Loans to the Lead Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to Fifteen Million and 00/100 Dollars ($15,000,000.00). Swing Loan Lender means PNC, in its capacity as the lender of Swing Loans. Swing Loan Note means the Swing Loan Note of the Lead Borrower in substantially the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part. Swing Loan Request means a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests]. Swing Loans means collectively and Swing Loan means separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Lead Borrower pursuant to Section 2.1.2 [Swing Loan Commitment]. Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. Total Funded Debt means, as of any date of determination, the sum of (i) all Indebtedness (excluding any Hedge Liabilities or any other obligations (contingent or otherwise) under any Swap) representing borrowed money, including both current and long term portion thereof and guaranty obligations with respect thereto, Capital Lease Obligations and reimbursement obligations under letters of credit, in each case of the Lead Borrower on a Consolidated Basis, plus (ii) the aggregate current and long-term operating lease liabilities in accordance with FASB ASC 842, in each case determined and consolidated for the Lead Borrower and its Subsidiaries in accordance with GAAP. Trade Date has the meaning specified in Section 10.8.6 [Disqualified Institutions]. UCC means the Uniform Commercial Code as adopted in the State of Ohio from time to time, as amended; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, UCC means the Uniform 223667699

Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. UCP has the meaning specified in Section 10.11.1 [Governing Law]. Unpaid Drawing means, with respect to any Letter of Credit, the aggregate Dollar Equivalent amount of the draws made on such Letters of Credit that have not been reimbursed by the Borrowers. USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. US Person means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. US Tax Compliance Certificate has the meaning specified in Section 4.9.7 [Status of Lenders]. Withholding Agent means any Loan Party and the Administrative Agent. Write-down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,”“includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,”“herein,”“hereunder,”“hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,”“to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time and (x) references to “any fiscal quarter ended or ending” as of or on a specific date (and words of similar import) in this Agreement or any other Loan Document shall be deemed to refer to the fiscal quarter of the Lead Borrower ended or ending on or nearest to such specific date. 223667699

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 5.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Lead Borrower notifies the Administrative Agent in writing that the Loan Parties wish to amend any financial covenant in Section 7.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Lead Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 7.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee, and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective (and applied on a basis consistent with those used in preparing the Statements referred to in Section 5.1.6(i) [Historical Statements]), until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Loan Parties and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. If an amendment has not occurred as set forth above, to the extent a change in GAAP occurs (whether or not such change is, as of the date hereof, already scheduled to occur after the date hereof) which results in operating leases being treated or classified as Capital Leases, (i) such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants), and (ii) the Lead Borrower and its Subsidiaries shall continue to provide financial reporting which differentiates between operating leases and Capital Leases (and otherwise treat consistently with the treatment thereof as of the date hereof) in each case in accordance with GAAP as in effect on the date hereof. 1.4 Currency Calculations. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement, shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted to the Dollar Equivalent thereof on the date of calculation, comparison, measurement or determination. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies and other non-Dollar currencies shall be converted to Dollars on a weighted average basis in accordance with GAAP. 223667699

1.5 Designation of the Lead Borrower as Borrower Representative. For purposes of this Agreement and the other Loan Documents, each Borrower (i) authorizes the Lead Borrower to make such requests, give such notices or furnish such certificates to the Administrative Agent or any Lender as may be required or permitted by this Agreement and any other Loan Document for the benefit of such Borrower and (ii) authorizes the Administrative Agent and each Lender to treat such requests, notices, certificates or consents given or made by the Lead Borrower to have been made, given or furnished by the applicable Borrower for purposes of this Agreement and any other Loan Document. Any request, notice, certificate, or consent required to be given by or to the Borrowers shall be satisfied if the request, notice, certificate or consent is given to or by the Lead Borrower, whether or not specifying to be given to or by the Lead Borrower on behalf of any other Borrower. The Administrative Agent and each Lender shall be entitled to rely on each such request, notice, certificate or consent made, given or furnished by the Lead Borrower pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of, and with the effect of irrevocably binding, each Borrower. Each warranty, covenant, agreement and undertaking made on its behalf by the Lead Borrower shall be deemed for all purposes to have been made by each Borrower (except as otherwise expressly set forth herein) and shall be binding upon and enforceable against each Borrower to the same extent as if the same had been made directly by each Borrower. 1.6 Euro-Rate Notification. Section 3.6 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that one or more Relevant Interbank Market offered rates is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to any Relevant Interbank Market offered rate or other rates in the definition of "Euro- Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor. 2. REVOLVING CREDIT AND SWING LOAN FACILITIES 2.1 Revolving Credit Commitments. 2.1.1 Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to, but not including, the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each an “Optional Currency Loan”) plus the aggregate Dollar Equivalent amount of all Letter of Credit Obligations denominated in an Optional Currency shall not exceed Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1 [Revolving Credit Commitments]. 223667699

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Lead Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Lead Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2 [Swing Loan Commitment]. 2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date. 2.3 Commitment Fee. Accruing at all times from the Closing Date until the Expiration Date (and without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee in Dollars (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (computed to exclude therefrom the full amount of the outstanding Swing Loans); provided, however, that subject to Section 4.13 [Defaulting Lenders], no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date. 2.4 Revolving Credit Loan Requests; Swing Loan Requests. 2.4.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the applicable Borrower, or the Lead Borrower on behalf of the applicable Borrower, may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 1:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) not later than 1:00 p.m., (i) four (4) Business Days prior to the proposed Borrowing Date with respect to the 223667699 making of Optional Currency Loans or the date of renewal of the Euro-Rate Option for any Optional Currency Loan, and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile, or e-mail (in “pdf”, “tif” or similar format) in such form (each, a “Revolving Credit Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (A) the name of the applicable Borrower, (B) the proposed Borrowing Date, (C) the aggregate amount of the proposed Loans comprising each applicable Borrowing Tranche, which amount shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) (or the Dollar Equivalent thereof) and not less than Five Million and 00/100 Dollars ($5,000,000.00) (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and in integral multiples of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and not less than the lesser of One Million and 00/100 Dollars ($1,000,000.00) or the maximum amount available for each Borrowing Tranche under the Base Rate Option, (D) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (E) the currency in which such Revolving Credit Loans shall be funded if the applicable Borrower elects the Euro-Rate Option, and (F) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, the Interest Period for the Loans comprising such Borrowing Tranche. 2.4.2 Swing Loan Requests. Except as otherwise provided herein, the Lead Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile, facsimile, or e-mail (in “pdf”, “tif” or similar format) (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than One Hundred Thousand and 00/100 Dollars ($100,000.00). 2.5 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans. 2.5.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests], notify the Lenders of its receipt of such Revolving Credit Loan Request specifying the information provided by the applicable Borrower, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in Dollars or the requested Optional Currency to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds 223667699 available to it for such purpose and subject to Section 6.1.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the applicable Borrower in U.S. Dollars or the requested Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 4.4 [Presumptions by the Administrative Agent]. 2.5.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by a Borrower, the interest rate applicable to Loans under the Base Rate Option (or the Overnight Rate for Loans in an Optional Currency). If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. 2.5.3 Making Swing Loans. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2 [Swing Loan Requests], fund such Swing Loan to the Lead Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date. A Swing Loan Note, if required by the Swing Loan Lender, shall evidence the Swing Loans. 2.5.4 Repayment of Revolving Credit Loans. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date. 2.5.5 Borrowings to Repay Swing Loans. The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be 223667699 deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter or facsimile) that such Revolving Credit Loans are to be made under this Section 2.5.5 [Borrowings to Repay Swing Loans] and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Swing Loan Lender. 2.5.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Lead Borrower pursuant to Section 2.4.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Lead Borrower in accordance with the provisions of the agreements between the Lead Borrower and such Swing Loan Lender relating to the Lead Borrower's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Lead Borrower's cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Lead Borrower's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Lead Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Lead Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. 2.6 Revolving Credit Notes and Swing Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and the Swing Loan Note, as applicable, payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender. 2.7 Letter of Credit Subfacility. 2.7.1 Issuance of Letters of Credit. The Lead Borrower may at any time prior to the Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”), which may be denominated in either Dollars or an Optional Currency, for its own account or the account of another Loan Party or any other Subsidiary of the Lead Borrower (it being understood that every Letter of Credit issued hereunder shall be an Obligation of the Lead Borrower), or the amendment or extension of an existing Letter of Credit, by delivering or transmitting 223667699 electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Each Letter of Credit may be a Standby Letter of Credit or a Commercial Letter of Credit. The Lead Borrower shall authorize and direct the Issuing Lender to name (i) the Lead Borrower, (ii) any Loan Party or (iii) any other Subsidiary of the Lead Borrower as the “Applicant” or “Account Party” of each Letter of Credit (in the case of the foregoing clauses (i) and (ii), the Lead Borrower and such Loan Party or other Subsidiary shall be co-applicants with respect to such Letter of Credit, unless otherwise agreed to by the Issuing Lender). 2.7.1.1 Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 6 [Conditions] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.7, the Issuing Lender or any of the Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance; provided that (subject to the following clause (B)) the Letter of Credit may include a provision for the automatic extension of the Letter of Credit for additional twelve (12) month periods, and (B) in no event expire later than the Expiration Date (except that a Letter of Credit may expire up to one year beyond the Expiration Date if such Letter of Credit has been cash collateralized by the Lead Borrower in an amount equal to one hundred five percent (105%) of the face amount of such Letter of Credit on terms and conditions acceptable to the Administrative Agent and the Issuing Lender, each in its sole discretion, prior to the issuance thereof) and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, Fifty Million and 00/100 Dollars ($50,000,000.00), (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments, (iii) the Revolving Facility Usage for any individual Lender exceed such Lender’s Revolving Credit Commitment, (iv) the aggregate Dollar Equivalent principal amount of Optional Currency Loans plus the aggregate Dollar Equivalent amount of all Letter of Credit Obligations denominated in an Optional Currency exceed the Optional Currency Sublimit or (v) the aggregate Dollar Equivalent amount of all Letters of Credit issued by Wells Fargo Bank, National Association exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00). Each request by the Lead Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Lead Borrower that it shall be in compliance with the preceding sentence and with Section 6 [Conditions] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. 2.7.1.2 Notwithstanding Section 2.7.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of 223667699 credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it. Each Existing Letter of Credit and Fourth Amendment Letter of Credit shall be deemed to be a Letter of Credit for all purposes of this Agreement. 2.7.2 Letter of Credit Fees. The Lead Borrower shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders (subject to Section 4.13 [Defaulting Lenders]) a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date, and (ii) to the Issuing Lender for its own account a fronting fee equal to one-eighth of one percent (0.125%) per annum (in each case computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) on the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (or such other amount as agreed to in writing between the Issuing Lender, the fronting bank and the Lead Borrower), which fees shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Lead Borrower shall also pay in Dollars to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. 2.7.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a Dollar Equivalent amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. 2.7.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Lead Borrower and the Administrative Agent thereof. Provided that the Lead Borrower shall have received such notice by 10:00 a.m. on a date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”), the Lead Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on such Drawing Date by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender. If the Lead Borrower does not receive such notice until after 10:00 a.m. on a Drawing Date, the Lead Borrower shall reimburse the Issuing Lender no later than 12:00 noon on the next Business Day after the Drawing Date. In the event the Lead Borrower fails to timely reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit, the Administrative Agent will promptly notify each Lender thereof, and the Lead Borrower shall be deemed to have requested that Revolving Credit Loans in the Dollar Equivalent amount of such drawing be made 223667699 by the Lenders to the Lead Borrower under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.1.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.7.3.1 [Disbursements, Reimbursement] may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. 2.7.3.2 Each Lender shall upon any notice pursuant to Section 2.7.3.1 [Disbursements, Reimbursement] make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.7.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Lead Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.7.3.1 [Disbursements. Reimbursement]) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.7.3.2 [Disbursements. Reimbursement]. 2.7.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Lead Borrower in whole or in part as contemplated by Section 2.7.3.1 [Disbursements. Reimbursement], because of the Lead Borrower's failure to satisfy the conditions set forth in Section 6.1.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Lead Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing (or for drawings in an Optional Currency, in the Dollar Equivalent amount of such drawing). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.7.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.7.3 [Disbursements. Reimbursement]. 2.7.4 Repayment of Participation Advances. 2.7.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Lead Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or 223667699

(ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender. 2.7.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, receiver and manager, interim receiver, monitor liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.7 [Letter of Credit Subfacility] in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time. 2.7.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. 2.7.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit without responsibility for further investigation. 2.7.7 Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.7.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Lead Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.7 [Letter of Credit Subfacility] under all circumstances, including the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, any Borrower or any other 223667699

Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever; (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], Section 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or Section 6.1.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.7.3 [Disbursements, Reimbursement]; (iii) any lack of validity or enforceability of any Letter of Credit; (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured); (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof; (vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit; (viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by the Lead Borrower or any other Loan Party, unless the Issuing Lender has received written notice from the Lead Borrower or such other Loan Party of such failure within six (6) Business Days after the Issuing Lender shall have furnished the Lead Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party; 223667699

(x) any breach of this Agreement or any other Loan Document by any party thereto; (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party; (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; and (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated. 2.7.8 Indemnity. The Loan Parties hereby agree to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, Taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender, or material breach in bad faith of the Issuing Lender's obligations hereunder, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. 2.7.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, e-mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from 223667699 causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence, willful misconduct or bad faith in connection with actions or omissions described in such clauses (i) through (viii) of such sentence, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit. Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Borrower or any Lender. 2.7.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request. 2.7.11 Replacement and Resignation of Issuing Lender. 223667699

2.7.11.1 The Issuing Lender may be replaced at any time by written agreement among the Lead Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Lead Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.7.2 [Letter of Credit Fees]. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. 2.7.11.2 The Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Lead Borrower and the Lenders, in which case, such Issuing Lender shall be replaced in accordance with Section 2.7.11.1 above; provided, however, in the event that there is only one (1) Issuing Lender at any time during the term of this Agreement and such Issuing Lender desires to resign as an Issuing Lender, then resignation of such Issuing Lender shall not be effective until such time as a successor Issuing Lender has been appointed and accepted. 2.8 Termination or Reduction of Revolving Credit Commitments. 2.8.1 Voluntary Termination or Reduction. The Lead Borrower shall have the right, upon not less than three (3) Business Days' (or such shorter period to which the Administrative Agent may agree) notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be permanent, and in an amount equal to Thirty Million and 00/100 Dollars ($30,000,000.00), or a whole multiple thereof. Any such reduction or termination shall be accompanied by prepayment of the revolving credit Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.82.8.1 shall be irrevocable. 2.8.2 Mandatory Reduction. The aggregate amount of the Revolving Credit Commitments shall automatically and without further action permanently reduce ratably among the Lenders in proportion to their Ratable Shares, on the dates set forth in the following table (any such date, a “Reduction Date”), to the applicable amount set forth in such table below the 223667699 column entitled “Reduced Aggregate Revolving Credit Commitments” (any such amount, a “Reduced Commitment Amount”): Date of Revolving Credit Reduced Aggregate Commitment Reduction Revolving Credit Commitments October 31, 2020 $375,000,000.00 January 30, 2021 $350,000,000.00 May 1, 2021 $325,000,000.00 July 31, 2021 $300,000,000.00 Notwithstanding the foregoing, no such automatic reduction shall occur on any applicable Reduction Date if, as a consequence of any voluntary Revolving Credit Commitment reductions in accordance with Section 2.8.1 [Voluntary Termination or Reduction], the Revolving Credit Commitments on such Reduction Date are already less than the applicable Reduced Commitment Amount. Each reduction on the applicable Reduction Date shall be accompanied by prepayment of the Revolving Credit Loans, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.10 [Indemnity] hereof), to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the applicable Reduced Commitment Amount. 2.9 Increase in Revolving Credit CommitmentsReserved. 2.9.1 Increasing Lenders and New Lenders. The Lead Borrower may, on behalf of itself and the other Borrowers, at any time and from time to time, by written notice to the Administrative Agent, request that (1) any current Lender increase its Revolving Credit Commitment (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each, a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions: (A) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender. (B) Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase after giving effect to such increase. (C) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed Four Hundred Million and 00/100 Dollars ($400,000,000.00). 223667699

(D) Minimum Increase. The Lead Borrower may request an increase pursuant to this Section 2.9 [Increase in Revolving Credit Commitments] up to two (2) times after the Closing Date during the term of this Agreement; provided, however, subject to the other terms of this Section 2.9 [Increase in Revolving Credit Commitments], each such increase shall be in an amount equal to or greater than Twenty Five Million and 00/100 Dollars ($25,000,000.00) (or, if less, the difference of (a) One Hundred Million and 00/100 Dollars ($100,000,000.00) minus (b) the aggregate increases in the Revolving Credit Commitments theretofore requested). (E) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent, if reasonably requested by the Administrative Agent, on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) opinion(s) of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties. (F) Notes and Other Documents. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated); (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment; and (3) an amendment or modification to this Agreement providing for such increased or additional Revolving Credit Commitments, to be executed by the Borrowers, the Administrative Agent and any Lenders (including any New Lender) agreeing to increase their existing Revolving Credit Commitment or extend a new Revolving Credit Commitment, as the case may be. (G) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent and the Issuing Lender, which approval shall not be unreasonably withheld, delayed or conditioned. (H) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase. (I) New Lenders; Joinder. Each New Lender shall execute and deliver to the Administrative Agent a lender joinder, substantially in the form of Exhibit (L), pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder. 2.9.2 Treatment of Outstanding Loans and Letters of Credit. 2.9.2.1 Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase of Revolving Credit Commitments, the Borrowers shall repay all Revolving Credit Loans then outstanding, subject to the Borrowers’ indemnity 223667699 obligations under Section 4.10 [Indemnity]; provided that they may borrow new Revolving Credit Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.9 [Increase in Revolving Credit Commitments]. 2.9.2.2 Outstanding Letters of Credit; Repayment of Outstanding Revolving Credit Loans; Borrowing of New Revolving Credit Loans. On the effective date of such increase of Revolving Credit Commitments, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances. 2.10 Utilization of Commitments in Optional Currencies. 2.10.1 Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period and (iv) any Revolving Credit Loan, Letter of Credit Obligation, fee, payment or other obligation under this Agreement or any other Loan Document on any date on which the Administrative Agent reasonably determines it is necessary or advisable to make such computation in its sole discretion (each such date under clauses (i) through (iv) is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent or the Issuing Lender (in the case of any Reimbursement Obligation) and the applicable Borrower, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made. Notwithstanding the foregoing or anything contained herein to the contrary, if it is impossible or illegal for any Borrower to effect payment of a Loan in the currency in which such Loan was made, or if the applicable Borrower defaults in its obligation to do so, the Required Lenders may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Administrative Agent, (ii) in the Dollar Equivalent amount of such payment, or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the applicable Borrower shall make such payment and such Borrower agrees to hold each Lender harmless from and against any loss incurred by such Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the currency that was due and owing 2.10.2 Notices from Lenders That Optional Currencies Are Unavailable to Fund New Loans. The Lenders shall be under no obligation to make the Revolving Credit Loans 223667699 requested by a Borrower which are denominated in an Optional Currency other than Canadian Dollars if any Lender notifies the Administrative Agent by 5:00 p.m. four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Ratable Share of such Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the applicable Borrower no later than 12:00 noon three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the applicable Borrower under its Revolving Credit Loan Request. 2.10.3 Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option. If a Borrower delivers a Revolving Credit Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency other than Canadian Dollars, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the applicable Borrower no later than 12:00 noon three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified a Borrower that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the applicable Borrower’s option (subject, in the case of the Euro-Rate Option, to compliance with Section 2.5 [Making Revolving Credit Loans, Etc.] and Section 3.1 [Interest Rate Options]), with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the applicable Borrower and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in such Optional Currency as of the applicable Computation Date with respect thereto and such Lender’s Ratable Share thereof. 2.10.4 European Monetary Union. (A) Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Lead Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a 223667699 payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency. (B) Additional Compensation Under Certain Circumstances. Each Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof. 2.10.5 Requests for Additional Optional Currencies. The Lead Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made and Letters of Credit permitted to be issued in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided (A) such written request must be delivered to the Administrative Agent not later than (i) four (4) Business Days prior to the date on which the Borrowers intend to request a Revolving Credit Loan denominated in the new currency, or (ii) five (5) Business Days on which the Loan Parties intend a Letter of Credit to be issued in the new currency, and (B) that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders or the Issuing Lender, as applicable, in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders or the Issuing Lender, as applicable, of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders or the Issuing Lender, as applicable, of the Lead Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders or the Issuing Lender, as applicable, approve of the Lead Borrower’s request. 2.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Lead Borrower may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. On any relevant date the Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Lead Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 2.11 [Settlement Date Procedures] shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans]. 223667699

The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. 2.12 Designated Borrowers. The Lead Borrower may at any time and from time to time designate any Canadian Subsidiary as a Designated Borrower by delivery to the Administrative Agent of a Designated Borrower Agreement executed by such Canadian Subsidiary and the Lead Borrower and the satisfaction of the other conditions precedent set forth in Section 6.2 [Conditions to Designation of Designated Borrowers], and upon such delivery and satisfaction such Canadian Subsidiary shall for all purposes of this Agreement be a Designated Borrower and a party to this Agreement until the Lead Borrower shall have executed and delivered to the Administrative Agent a Designated Borrower Termination with respect to such Canadian Subsidiary, whereupon such Canadian Subsidiary shall cease to be a Designated Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Designated Borrower Termination will become effective as to any Designated Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Designated Borrower Termination shall be effective to terminate the right of such Designated Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Designated Borrower Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. 3. INTEREST RATES 3.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of (a) Loans denominated in Dollars as selected by it from the Base Rate Option or Euro-Rate Option set forth in Section 3.1.1(i) [Base Rate Option] or Section 3.1.1(ii) [Euro-Rate Option], and (b) Optional Currency Loans pursuant to the Euro-Rate Option set forth in Section 3.1.1(ii) [Euro-Rate Option], it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the Euro-Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted immediately to the Base Rate Option as to Loans advanced in Dollars and to Loans bearing interest at the Overnight Rate plus the Applicable Margin for Euro-Rate Loans as to any Loans advanced in an Optional Currency, subject to the obligation of the Borrowers to pay any indemnity under Section 4.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in such Optional Currency. Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, the Borrowers shall not be required to pay, and the Lenders shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law 223667699

(“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then, in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Lenders may have received hereunder shall be, at the option of the Required Lenders, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by Law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rates provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law, and this Agreement and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (5) the Borrowers shall have no action against the Administrative Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest (other than to enforce this Section 3.1 [Interest Rate Options]). 3.1.1 Revolving Credit Interest Rate Options; Swing Loan Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans denominated in Dollars and Optional Currency Loans, as applicable: (i) Base Rate Option: A fluctuating rate per annum applicable to Loans denominated in Dollars equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or (ii) Euro-Rate Option: A rate per annum applicable to Loans denominated in Dollars and Optional Currency Loans equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin. 3.1.2 Swing Loan Interest Rate. Each Swing Loan shall bear interest at a rate per annum equal to (i) the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate, (ii) an interest rate per annum as agreed to by PNC and the Lead Borrower from time to time, or (iii) if applicable, at the applicable rate set forth in any Cash Management Agreement. 3.1.3 Rate Calculations; Rate Quotations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate) and Euro-Rate Loans in Canadian Dollars (and, in the discretion of the Administrative Agent, Euro-Rate Loans in any other Optional Currency) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in a currency as to which market practice differs from the foregoing, in accordance with such market practice. Any Borrower may call the Administrative Agent on or before the date on which a Revolving Credit Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made. 3.1.4 Interest Act (Canada). For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is 223667699 equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. 3.1.5 Canadian Usury Provision. If any provision of this Agreement would oblige a Designated Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). 3.2 Interest Periods. At any time when a Borrower shall select, convert to or renew a Euro-Rate Option, such Borrower shall notify the Administrative Agent thereof by delivering a Revolving Credit Loan Request (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option: 3.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and not less than One Million and 00/100 Dollars ($1,000,000.00) (or in each case, the Dollar Equivalent thereof); and 3.2.2 Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day. 3.2.3 No Conversion of Optional Currency Loans. Notwithstanding anything to the contrary herein, no Optional Currency Loan may be converted into a Loan with a different Interest Rate Option or a Loan denominated in a different currency unless otherwise permitted herein. 3.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent: 223667699

3.3.1 Loans and Letter of Credit Fees, Interest Rate. The rate of interest otherwise applicable to the outstanding principal amounts of the Loans (pursuant to Section 3.1 [Interest Rate Options]) and the Letter of Credit Fees (pursuant to Section 2.7.2 [Letter of Credit Fees]), respectively, shall be increased by two percent (2.0%) per annum; 3.3.2 Other Obligations. Each other Obligation hereunder if not paid when due (including overdue interest) shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and 3.3.3 Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 3.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by the Administrative Agent. 3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available. 3.4.1 Unascertainable. If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that: (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, then the Administrative Agent shall have the rights specified in Section 3.4.4 [Administrative Agent's and Lender's Rights]. 3.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that: (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency, as applicable, for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the Relevant Interbank Market, then the Administrative Agent shall have the rights specified in Section 3.4.4 [Administrative Agent's and Lender's Rights]. 3.4.3 Optional Currency Loans Not Available. If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the 223667699 foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrowers of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 3.4.4 [Administrative Agent's and Lender's Rights. 3.4.4 Administrative Agent's and Lender's Rights. In the case of any event specified in Section 3.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], and in the case of an event specified in Section 3.4.3 [Optional Currency Loans Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.10 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 4.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. If the Administrative Agent makes a determination under Section 3.4.3 [Optional Currency Loans Not Available] then, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the applicable Optional Currency shall be suspended, and (ii) the outstanding Loans in the applicable Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option. 3.5 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration 223667699 of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the applicable Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period, and any such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of such conversion. 3.6 Successor Euro-Rate Index. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or if an Early Opt-in Event has occurred with respect to the Euro-Rate for any Available Currency, the Administrative Agent and the Lead Borrower may amend this Agreement to replace the Euro-Rate for such Available Currency with a Benchmark Replacement for such Available Currency; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement with respect to the Euro-Rate for any Available Currency is effective, each advance, conversion and renewal of a Loan in such Available Currency under the Euro-Rate Option will continue to bear interest with reference to the Euro-Rate for such Available Currency; provided however, during a Benchmark Unavailability Period with respect to any Available Currency (i) any pending selection of, conversion to or renewal of a Loan in such Available Currency bearing interest under the Euro-Rate Option that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate Option with respect to such Loan in the Dollar Equivalent amount of such Loan, (ii) all outstanding Loans in such Available Currency bearing interest under the Euro-Rate Option shall automatically be (A) if in Dollars, converted to the Base Rate Option at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option) (B) if in an Optional Currency, converted to a Loan in Dollars under the Base Rate Option in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option in such Optional Currency) and (iii) the component of the Base Rate based upon the Euro-Rate will not be used in any determination of the Base Rate. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 3.6 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any 223667699 decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6. 4. PAYMENTS 4.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated”. Subject to Section 2.10.1 [Periodic Computations, Etc.], all payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or an Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower(s) with the Administrative Agent. 4.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 3.4.4 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Etc.], Section 4.6.2 [Replacement of a Lender] or Section 4.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Lead Borrower of principal, interest, fees or other amounts from the Lead Borrower with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.5.5 [Borrowings to Repay Swing Loans]. 223667699

4.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and (ii) the provisions of this Section 4.3 [Sharing of Payments by Lenders] shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary of a Borrower (as to which the provisions of this Section 4.3 [Sharing of Payments of Lender] shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. 4.4 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. 4.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the 223667699

Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). 4.6 Voluntary Prepayments. 4.6.1 Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.6.2 [Replacement of a Lender], in Section 4.8 [Increased Costs] and Section 4.10 [Indemnity]). Whenever any Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 2:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of Optional Currency Loans, or no later than 2:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information: (i) the applicable Borrower making the payment; (ii) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (iii) the currency in which such payment shall be made; (iv) if such prepayment is to be made in Dollars, a statement indicating the application of the prepayment between the Swing Loans (if the applicable Borrower is the Lead Borrower) and the Revolving Credit Loans; (v) if such prepayment is to be made in Dollars, a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Euro-Rate Option applies; and (vi) the total principal amount of such prepayment, which (i) with respect to Revolving Credit Loans shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00) (or in each case, the Dollar Equivalent thereof) for each Borrowing Tranche to which the LIBOR Rate Option applies and in integral multiples of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and not less than the lesser of One Million and 00/100 Dollars ($1,000,000.00) or the outstanding principal amount of Revolving Credit Loans to which the Base Rate Option applies and (ii) with respect to Swing Loans, not less than the lesser of One Hundred Thousand and 00/100 Dollars ($100,000.00) or the outstanding principal amount of the Swing Loans. All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.4 [Administrative Agent's and Lender's Rights] and subject to Section 10.13 [Bifurcation of Obligations], if any Borrower 223667699

prepays a Loan but fails to specify the applicable Borrowing Tranche which such Borrower is prepaying, the prepayment shall be applied, after giving effect to the allocations in the preceding sentence, first to the Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans to which the Euro-Rate Option applies, then to Optional Currency Loans, then to Swing Loan. Any prepayment hereunder shall be subject to the Borrowers' obligation to indemnify the Lenders under Section 4.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent. 4.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, Etc.], (ii) requests compensation under Section 4.8 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 4.8 [Increased Costs] or 4.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.8 [Successors and Assigns]; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 4.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. 4.6.3 Designation of a Different Lending Office. If any Lender requests compensation under Section 4.8 [Increased Costs], or a Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 4.9 [Taxes], then such Lender shall (at the request of the Lead Borrower) use reasonable efforts to designate a different lending office for funding or booking its 223667699

Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.8 [Increased Costs] or Section 4.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. 4.7 Mandatory Prepayments for Currency Fluctuations. If on any Computation Date, the aggregate Dollar Equivalent amount of Optional Currency Loans exceeds the Optional Currency Sublimit as a result of a change in the exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall pay or prepay (subject to the Borrowers’ indemnity obligations under Sections 4.8 [Increased Costs] and Section 4.10 [Indemnity]) the Optional Currency Loans within one (1) Business Day after receiving such notice in an amount such that the aggregate Dollar Equivalent amount of Optional Currency Loans shall not exceed the Optional Currency Sublimit after giving effect to such payments or prepayments. Notwithstanding the foregoing, if on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall pay or prepay (subject to the Borrowers’ indemnity obligations under Sections 4.8 [Increased Costs] and Section 4.10 [Indemnity]) within one (1) Business Day after receiving such notice in an amount such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments. All prepayments required pursuant to the immediately preceding sentence shall first be applied among the Interest Rate Options to the principal amount of the Revolving Credit Loans subject to the Base Rate Option, then to Revolving Credit Loans denominated in Dollars and subject to a Euro-Rate Option, then to Optional Currency Loans. 4.8 Increased Costs. 4.8.1 Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Euro-Rate) or the Issuing Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or 223667699 such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. 4.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered. 4.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 4.8.1 [Increased Costs Generally] or Section 4.8.2 [Capital Requirements] and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. 4.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 4.8.5 Additional Reserve Requirements. The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good 223667699 faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Lead Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice. 4.9 Taxes. 4.9.1 Issuing Lender. For purposes of this Section 4.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA. 4.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. 4.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. 4.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally (subject to Section 10.13 [Bifurcation of Obligations]) indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable by a Loan Party under this Section 4.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. 223667699

4.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.9.5 [Indemnification by the Lenders]. 4.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 4.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent 4.9.7 Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.9.7(ii)(A), 4.9.7(ii)(B) and 4.9.7(ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower, (A) any Lender that is a US Person shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead 223667699

Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Lead Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable); or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a US Tax Compliance Certificate substantially in the form of Exhibit 4.9.7(B) or Exhibit 4.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit 4.9.7(D) on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and 223667699

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so. 4.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 4.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 4.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. 4.9.9 Survival. Each party's obligations under this Section 4.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations. 4.10 Indemnity. In addition to the compensation or payments required by Section 4.8 [Increased Costs] or Section 4.9 [Taxes], the Borrowers shall indemnify each Lender against all 223667699 liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any: (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice, (ii) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Revolving Credit Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.6 [Voluntary Prepayments], or (iii) any assignment of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period as a result of a request of the Borrowers pursuant to Section 4.6.2 [Replacement of a Lender]. If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Lead Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given. 4.11 Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given. 4.12 Indemnity in Certain Events. The obligation of a Borrower in respect of any sum due from such Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss. 223667699

4.13 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (i) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees]; (ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender pursuant to the terms of this Agreement; (iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then: (A) all or any part of the Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that the Revolving Facility Usage does not exceed the total of all Non-Defaulting Lenders' Revolving Credit Commitments; (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers' obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding; (C) if the Borrowers cash collateralize any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (B) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.7.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized; (D) if the Letter of Credit Obligations of the Non-Defaulting Lenders are reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.7.2 [Letter of Credit Fees] shall be adjusted in accordance with such Non-Defaulting Lenders' Ratable Share; and (E) if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.7.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and 223667699

(iv) so long as such Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be one hundred percent (100%) covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 4.13(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.13(iii)(A) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Lead Borrower, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share. 4.14 Designated Lenders. Notwithstanding anything herein to the contrary, each of the Administrative Agent, the Issuing Lender and each other Lender at its option may make any Loan or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. 4.15 Illegality. If, in any applicable jurisdiction, the Administrative Agent, the Issuing Lender, any other Lender or its applicable Designated Lender determines that any Law has made it unlawful, or that any Official Body has asserted that it is unlawful, for the Administrative Agent, the Issuing Lender, any other Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan, or (iii) issue, make, maintain, fund or charge interest with respect to any Loan or other extension of credit hereunder to any Designated Borrower, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Lead Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan or other extension of credit 223667699 hereunder shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Lead Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality. 5. REPRESENTATIONS AND WARRANTIES 5.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows: 5.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership, limited liability company or unlimited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.13 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing. No Loan Party is a Covered Person (as such term is defined in Section 10.18). 5.1.2 Capitalization; Subsidiaries; Investment Companies. Schedule 5.1.2 states (i) the name of each of the Lead Borrower's Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), and (ii) any options, warrants or other rights outstanding to purchase any such Subsidiary Equity Interests. The Lead Borrower and each Subsidiary of the Lead Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien (other than Permitted Liens) and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” 223667699

5.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party that is a party thereto, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Agreement or any other Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance or by general principles of equity. 5.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the articles or certificate of incorporation, code of regulations, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, operating agreement, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries, in each case under clause (ii) except as would not result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which results in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents other than those which have been obtained. 5.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate results in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which constitutes Material Adverse Change. 5.1.6 Financial Statements. (i) Historical Statements. The Loan Parties have delivered or caused to be delivered to the Administrative Agent copies of the (i) audited consolidated year-end financial statements of the Lead Borrower and its Subsidiaries for and as of the end of the fiscal year ended January 28, 2017 and (ii) unaudited consolidated interim financial statements of the Lead Borrower and its Subsidiaries for and as of the end of the fiscal quarter ended April 29, 2017 (such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Loan Parties’ management, are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of the Lead Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have 223667699 been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments. (ii) Financial Projections. The Loan Parties have delivered to the Administrative Agent summary projected financial statements (including, without limitation, statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Lead Borrower and its Subsidiaries for fiscal year 2017 through fiscal year 2022 derived from various assumptions of the Loan Parties’ management (the “Projections”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Loan Parties’ management, it being understood that such Projections are (a) as to future events and not to be viewed as facts, (b) are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and (c) no assurance can be given that the Projections will be realized. (iii) Accuracy of Financial Statements. As of the respective dates of the Statements, no Loan Party nor any Subsidiary thereof has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Loan Party or any Subsidiary thereof and, in each case, which constitutes a Material Adverse Change. Since January 28February 2, 20172019, no Material Adverse Change has occurred. 5.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold or, after giving effect to the use of proceeds of any Loan or drawing of any Letter of Credit, will hold, margin stock in such amounts that more than twenty-five (25%) of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock. 5.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby. 223667699

5.1.9 Taxes. All federal and other material tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) the amount thereof is not individually or in the aggregate material or (b) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. 5.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except with respect to any conflict that does not, individually or in the aggregate, result in a Material Adverse Change. 5.1.11 Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries. 5.1.12 ERISA Compliance. (i) Each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state Laws, except where the failure to comply does not result in a Material Adverse Change. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as would not result in a Material Adverse Change, (a) the Lead Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and (b) no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan. (ii) Except as would not, either individually or in the aggregate, result in a Material Adverse Change, (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan's assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (c) neither the Lead Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Lead Borrower nor any member of the ERISA Group has incurred, or reasonably expects to 223667699 incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither the Lead Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (f) neither the Lead Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. (iii) Each Foreign Plan is duly registered under all applicable Laws which require registration and, as applicable, is approved for tax purposes by the relevant tax authorities in the jurisdiction in which such Foreign Plans are registered. Each Loan Party and any Subsidiary thereof have complied with and performed in all material respects all of its obligations under and in respect of the Foreign Plans under the terms thereof, any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations). (iv) No Foreign Benefit Event has occurred and no Borrower, no Subsidiary of a Borrower or any Loan Party is aware of any fact, event or circumstance existing as of the Closing Date that could reasonably be expected to constitute or result in a Foreign Benefit Event. 5.1.13 Environmental Matters. Each Loan Party and each Subsidiary of each Loan Party is and has been in compliance with applicable Environmental Laws except to the extent that any non-compliance would not in the aggregate constitute a Material Adverse Change. 5.1.14 Solvency. Before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Indebtedness incurred thereby and the payment of all fees related thereto, the Loan Parties, taken as a whole are Solvent. 5.1.15 Anti-Terrorism Laws . (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. 5.1.16 EEA Financial Institution. No Loan Party is an EEA Financial Institution. 5.1.17 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers. 5.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Lead Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No 223667699

Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Lead Borrower may update Schedule 5.1.2 without any Lender approval in connection with any transaction permitted under Sections 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 7.2.7 [Dispositions of Assets or Subsidiaries] and 7.2.9 [Subsidiaries and Joint Ventures]. 6. CONDITIONS 6.1 Conditions of Lending and Issuance of Letters of Credit. The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions: 6.1.1 First Loans and Letters of Credit. 6.1.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent: (A) A certificate of the Lead Borrower signed by an Authorized Officer of the Lead Borrower, dated the Closing Date stating that (a) all representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents are true and correct in all material respects as of the Closing Date (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event such representations and warranties are true and correct in all respects), (b) no Event of Default or Potential Default exists and (c) no Material Adverse Change shall have occurred since January 28, 2017; (B) A certificate dated the Closing Date and signed by an Authorized Officer of each Loan Party, certifying as appropriate as to: (a) resolutions authorizing all action taken by such Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers of such Loan Party authorized to sign the Loan Documents and their true signatures; and (c) copies of such Loan Party’s organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in its state of organization; (C) This Agreement and each of the other Loan Documents signed by an Authorized Officer; (D) Written opinions of counsel for the Loan Parties, dated the Closing Date for the benefit of the Administrative Agent and each Lender; (E) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, and with respect to liability insurance coverage, with additional insured special endorsements attached thereto in form and substance reasonably 223667699 satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured; (F) Evidence that all Indebtedness not permitted under Section 7.2.1 [Indebtedness] shall have been paid in full (and all commitments in respect thereof terminated) and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent); (G) The Statements and the Projections; (H) A duly completed Compliance Certificate as of the last day of the fiscal quarter of the Lead Borrower most recently ended prior to the Closing Date for which financial statements are available evidencing compliance with the financial covenants set forth in Section 7.2.13 [Minimum Fixed Charge Coverage Ratio] and Section 7.2.14 [Maximum Leverage Ratio], signed by an Authorized Officer of Borrower (the “Closing Compliance Certificate”); (I) A certificate of an Authorized Officer of the Lead Borrower as to the Solvency of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Agreement; (J) All material regulatory approvals and material consents and licenses necessary for the consummation of the transactions contemplated hereunder shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions in respect of the transactions contemplated hereunder; (K) Lien searches in acceptable scope and with acceptable results; (L) All documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and (M) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request. 6.1.1.2 Payment of Fees. The Borrowers shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document. 6.1.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations and warranties of the Loan Parties shall be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event such representations and warranties shall be true and correct in all respects) on such date, (ii) no Event of Default or Potential Default shall have occurred and be continuing, and (iii) the applicable Borrower shall have delivered to the Administrative Agent a duly executed and completed Revolving Credit Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be. 223667699

6.2 Conditions to Designation of Designated Borrowers. The designation of a Designated Borrower pursuant to Section 2.12 [Designated Borrowers] is subject to the condition precedent that the Lead Borrower or such proposed Designated Borrower shall have furnished or caused to be furnished to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent: (i) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any Authorized Officer of such Subsidiary), of its the board of directors’ (or other equivalent governing body) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Designated Borrower Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary; (ii) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any Authorized Officer of such Subsidiary), which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Revolving Credit Loans hereunder and sign the Designated Borrower Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Lead Borrower or such Subsidiary; (iii) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; (iv) (a) A replacement revolving credit Note in favor of each Lender reflecting the addition of such Subsidiary as an obligor thereunder (and the prior Note issued to such Lender shall be deemed to be terminated), (b) if requested by the Administrative Agent, an amendment or modification to this Agreement providing for additional Canadian specific representations, warranties, covenants and/or other provisions, and (c) any other instruments and documents reasonably requested by the Administrative Agent; and (v) The Administrative Agent and each Lender shall have received all documentation and other information relating to such Designated Borrower reasonably requested by the Administrative Agent or any such Lender prior to the effective date of such Designated Borrower’s Designated Borrower Agreement under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA Patriot Act, the AML Legislation and, solely to the extent applicable to the Designated Borrower (without any exemption or exception therefrom being applicable to the Designated Borrower), the Beneficial Ownership Regulation. 7. COVENANTS The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants: 223667699

7.1 Affirmative Covenants. 7.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership, limited liability company or unlimited liability company and its license or qualification and good standing (a) in its jurisdiction of incorporation or organization, and (b) in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6 [Liquidations, Mergers, Etc.] and, with respect to clause (b), except where the failure to so maintain any license or qualification is not reasonably likely to result in a Material Adverse Change. 7.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto to the extent that failure to pay or discharge any such liabilities would result in a Material Adverse Change, except to the extent that such liabilities, including Taxes or similar charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. 7.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent (x) on the Fourth Amendment Effective Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, (y) a copy of the endorsement described in the next sentence attached to such certificate, and (z) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which are in a form acceptable to the Administrative Agent in its reasonable discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of this Agreement. 7.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or 223667699 replacements thereof, except where the failure to do so would not result in a Material Adverse Change. 7.1.5 Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit, no more than twice per year (unless an Event of Default has occurred and is continuing), during normal business hours and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Lead Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection; provided, further, that such visit or inspection shall be conducted during normal business hours and shall not unreasonably interfere with the business or operations of the applicable Loan Party and all information obtained or observed during such visit or inspection shall be subject to the confidentiality obligations in Section 10.9 [Confidentiality]; and provided further that the foregoing shall include Collateral audits and field examinations to audit the Collateral at the Administrative Agent’s discretion, which shall be conducted by an independent examiner selected by the Administrative Agent. In the event any Lender desires to visit and inspect any Loan Party, such Lender shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Administrative Agent. 7.1.6 Keeping of Records and Books of Account. Each Loan Party shall, and shall cause each Subsidiary of such Loan Party to, maintain and keep proper books of record and account which enable such Loan Party and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over such Loan Party or any Subsidiary of such Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs. 7.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws and Anti-Terrorism Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 7.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate constitutes a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans to (a) refinance existing Indebtedness on the Closing Date, (b) provide working capital to the Borrowers, and (c) for general corporate purposes of the Borrowers, including investments, repurchases and/or dividends in respect of the Lead Borrower’s stock, Capital Expenditures, and the Camuto Transactions and Permitted Acquisitions, in each case to the extent not prohibited under the terms of this Agreement or any other Loan Document. 7.1.8 Anti-Terrorism Laws; International Trade Law Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or directly derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism 223667699

Law or (D) use the Loans or Letters of Credit or any proceeds therefrom to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or would otherwise result in any violation of any Anti-Terrorism Laws, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Lead Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event. 7.1.9 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 7.1.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.1.9, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 7.1.9 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 7.1.9 constitute, and this Section 7.1.9 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA. 7.1.10 Further Assurances. Each Loan Party shall, from time to time at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent may reasonably request from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral. 7.2 Negative Covenants. 7.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness under the Loan Documents; (ii) Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1); (iii) Indebtedness incurred with respect to Purchase Money Security Interests and Capital Leases in an aggregate principal amount not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) at any time outstanding; 223667699

(iv) Indebtedness of a Domestic Loan Party to another Domestic Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement; (v) Indebtedness of a Domestic Loan Party to a Foreign Subsidiary in an aggregate principal amount not to exceed Sixty Million and 00/100 Dollars ($60,000,000.00) at any time outstanding which is subordinated pursuant to the Intercompany Subordination Agreement;[Reserved]; (vi) Indebtedness of a Foreign Subsidiary to a Domestic Loan Party so long as such Indebtedness is incurred within the parameters of clause (ixx) of Section 7.2.4 [Loans and Investments]; (vii) Guaranties permitted by Section 7.2.3 [Guaranties]; (viii) Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties shall enter into an Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes; (ix) Indebtedness in respect of financing of insurance premiums incurred in the ordinary course of business; (x) Indebtedness to customs brokers, freight forwarders, common carriers, landlords and like persons incurred in the ordinary course of business; (xi) Indebtedness with respect to indemnities, warranties, statutory obligations, and surety, appeal and supersedes bonds incurred in the ordinary course of business and which is not overdue; (xii) letters of credit issued for the account of one or more Camuto Entities to the extent such letters of credit were outstanding as of the Camuto Acquisition Closing; (xiii) (a) Indebtedness of a Subsidiary of the Lead Borrower acquired pursuant to the Camuto Transactions or a Permitted Acquisition so long as such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, the Camuto Transactions or any such Permitted Acquisition and (b) unsecured Indebtedness of the Lead Borrower or any Subsidiary thereof in respect of any earnout obligation or similar deferred or contingent obligation of any Loan Party or any Subsidiary incurred or created in connection with the Camuto Transactions or any Permitted Acquisition; and (xiv) Any unsecured Indebtedness not otherwise permitted above which does not exceed Seventy-FiveFifteen Million and 00/100 Dollars ($75,000,000.0015,000,000.00) in the aggregate at any time outstanding. 7.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. 223667699

7.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder, (ii) existing Guaranties as set forth on Schedule 7.2.3 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.3), (iii) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business, (iv) Contingent Obligations arising with respect to indemnification obligations in favor of sellers in connection with the Camuto Transactions or Permitted Acquisitions; (v) guaranties by the Lead Borrower or any Subsidiary thereof of performance or other obligations (other than Indebtedness) of the Lead Borrower, any Subsidiary thereof or any Joint Venture to the extent such obligations are not prohibited hereunder; and (vi) guaranties by any Loan Party or any Subsidiary thereof of Indebtedness of any Subsidiary that is not a Loan Party or any Joint Venture in an aggregate amount of such guarantees under this subsection (vi) not to exceed Twenty-FiveTen Million and 00/100 Dollars ($25,000,000.0010,000,000.00) at any one time. 7.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except: (i) trade credit extended on usual and customary terms in the ordinary course of business; (ii) advances to employees, officers or managers of a Loan Party in the ordinary course of business to meet expenses incurred by such Persons in the ordinary course of business (including, without limitation, relocation expenses); (iii) Permitted Investments; (iv) transactions permitted by Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] (including, without limitation, loans, advances and investments in Foreign Subsidiaries and Joint Ventures held by any Person acquired pursuant to the Camuto Transactions or a Permitted Acquisition immediately prior to the Camuto Acquisition Closing or the consummation of such Permitted Acquisition, as applicable); (v) loans, advances and investments by Domestic Loan Parties in other Domestic Loan Parties; (vi) loans, advances and investments by Foreign Subsidiaries in Domestic Loan Parties, subject to the provisions of Section 7.2.1(v) [Indebtedness]; (vii) investments in notes and other securities received in settlement of overdue Indebtedness and accounts payable owed to a Loan Party or a Subsidiary of a Loan Party in the 223667699

ordinary course of business and for amounts which, individually and in the aggregate, are not material to the Loan Parties or their Subsidiaries; (viii) investments in the nature of seller financing or other consideration received in any disposition (including any sale, lease, sale-leaseback, assignment or transfer) of assets or property by any Loan Party or any Subsidiary of a Loan Party, provided that the aggregate value of all such investments at any time (based on the value at the time of acquisition thereof but reduced by payments or other realization thereon) shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00);investments in Article II JV and BC/VC existing as of the Fourth Amendment Effective Date; (ix) loans, advances and investments by Foreign Subsidiaries in other Foreign Subsidiaries; and (x) (ix) loans, advances and investments not otherwise permitted above or below by Domestic Loan Parties in or to Foreign Subsidiaries and Joint Ventures in an amount, measured at the time any such loan, advance or investment is made, which shall not exceed Seventy-FiveFifty Million and 00/100 Dollars ($75,000,000.0050,000,000.00) in the aggregate at any one time outstanding; (x) (a) loans, advances and investments by DSW Canada TS Inc., a Canadian corporation (“DSW Canada”), in or to Town Shoes Limited, an Ontario corporation (“Town Shoes”), in an amount, measured at the time any such loan, advance or investment is made, which shall not exceed One Hundred Million and 00/100 Canadian Dollars (CAD $100,000,000.00) in the aggregate at any one time outstanding, and (b) loans, advances and investments by a Domestic Loan Party in or to DSW Canada, in an amount necessary to allow DSW Canada to acquire the remaining equity interests of Town Shoes in accordance with clause (iii) of Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]; (xi) loans, advances and investments by Foreign Subsidiaries in other Foreign Subsidiaries; (xii) the IPCo JV Investments and investments in Article II JV, BC/VC, Camuto Castillo and their respective Subsidiaries in connection with the Camuto Transactions; and (xiii) loans by the Lead Borrower or any of its Subsidiaries to one or more Camuto Entities (such loans, “Interim Loans”) in an aggregate amount not to exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) at any time outstanding; provided that no Interim Loan permitted under this subsection may remain outstanding following the earlier of (a) the Camuto Acquisition Closing and (b) December 3, 2018; provided further that the termination of the foregoing permission in respect of Interim Loans shall not limit the ability of the Lead Borrower or any of its Subsidiaries from making loans to any Camuto Entity acquired pursuant to the Camuto Transactions that are otherwise permitted by Section 7.2.4. 7.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of 223667699 the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor), except (i) dividends or other distributions payable to a Loan Party, (ii) the Lead Borrower may declare, pay and make (as applicable) any other dividends, distributions or share repurchases so long as both immediately before and immediately after giving effect thereto there exists no Event of Default, and (iii) Subsidiaries of any Loan Party may declare, pay and make (as applicable) any dividends or distributions to any holder of its equity interests so long as, if such Subsidiary is not wholly-owned, the Lead Borrower or the applicable Subsidiary thereof receives at least its pro rata share of such dividend or distribution.. 7.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, amalgamation or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock or other ownership interests of any other Person; provided that: (i) upon prior written notice by the Lead Borrower, any Domestic Loan Party other than a Borrower may consolidate or merge into another Domestic Loan Party which is wholly-owned by one or more of the other Loan Parties; (ii) upon prior written notice by the Lead Borrower, any Domestic Loan Party may dispose of all or any of its assets (upon voluntary liquidation, dissolution winding up or otherwise) to any other Domestic Loan Party; provided that with respect to any such disposition, the consideration for such disposition shall not exceed the fair market value of such assets; (iii) DSW Canada TS Inc., a Canadian corporation, may acquire the remaining equity interests of Town Shoes Limited, an Ontario corporation, so long as no Event of Default or Potential Default shall exist immediately prior to or after giving effect to such acquisition; and (iv) any Loan Party may acquire (by purchase, merger or other acquisition) (x) all or substantially all of the ownership interests of another Person or (y) all or substantially all of the assets of another Person or of a business, division, product line or line of business of another Person (each, a “Permitted Acquisition”); provided that each of the following requirements is met: (A) if a Loan Party is acquiring the ownership interests in a Domestic Person (other than any Excluded Domestic Subsidiary), such Person shall execute a Guarantor Joinder and such other documents required by Section 10.14 [Joinder] and join this Agreement as a Guarantor pursuant to Section 10.14 [Joinder]; (B) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties also shall have delivered to the Administrative Agent and the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition; (C) each applicable Official Body shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Administrative Agent and the Lenders written evidence of the approval of such Official Body or such Permitted Acquisition; (D) the business, division, product line or line of business acquired, or the business conducted by the Person whose ownership interests are being acquired, as 223667699 applicable, shall be engaged in a business otherwise permitted to be engaged in by a Loan Party under this Agreement; (E) except if the applicable Permitted Acquisition is for Consideration less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00), the Lead Borrower shall deliver to the Administrative Agent a compliance certificate in the form of Exhibit 7.2.6 (an “Acquisition Compliance Certificate”) at least five (5) days prior to such Permitted Acquisition, which shall demonstrate that the Loan Parties shall be in pro forma compliance with the Leverage Ratio after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition); (F) except if the applicable Permitted Acquisition is for Consideration less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00), the Loan Parties shall deliver to the Administrative Agent at least five (5) days before (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion) such Permitted Acquisition copies of (x) any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition, (y) such other information about such Person or its assets as the Administrative Agent or any Lender may reasonably require; and (G) no Event of Default or Potential Default shall exist immediately prior to or after giving effect to such Permitted Acquisition; and (iv) (v) the Lead Borrower and its Subsidiaries may execute and deliver the Camuto Transaction Documents and consummate the Camuto Transactions; provided that, for the avoidance of doubt, nothing herein will affect the Loan Parties’ obligations to deliver Guarantor Joinders and related items following the Camuto Transactions pursuant to Section 10.14. 7.2.7 Dispositions of Assets. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles) with or without recourse, except: (i) transactions involving (a) the sale of inventory in the ordinary course of business, (b) in addition to sales of Inventory under subsection (a), the sale of slow moving inventory outside of the ordinary course (including in respect of a liquidation thereof); provided that such amount shall be capped, commencing with the fiscal year of the Lead Borrower commencing January 31, 2021, in an amount not to exceed Five Million and 00/100 Dollars ($5,000,000) during anysuch fiscal year and in each fiscal year ending thereafter, and (c) the transfer, license or other conveyance of intellectual property and other intangible assets in the ordinary course of business; (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business; (iii) any sale, transfer or lease of assets by any Domestic Loan Party or any wholly owned Subsidiary of such Domestic Loan Party to another Domestic Loan Party; 223667699

(iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of this Agreement; (v) the leasing or subleasing of assets of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business or the termination of leases or subleases by any Loan Party or any Subsidiary of any Loan Party; (vi) subject to Section 8.1.11 [Change of Control], any sale or transfer by the Lead Borrower of the capital stock or other equity interests of the Lead Borrower; (vii) dispositions of receivables pursuant to any Factoring Agreement; and (viii) (vii) any sale, transfer or lease of assets, other than those specifically excepted above or below, so long as both immediately before and immediately after giving effect thereto there exists no Event of Default or Potential Default; provided that the aggregate value of all assets sold by the Lead Borrower and its Subsidiaries shall not exceed TwentyTen Million and 00/100 Dollars ($20,000,000.0010,000,000.00) during any fiscal year; and (viii) dispositions of receivables pursuant to any Factoring Agreement. 7.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business uponon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agentnot less favorable to such Loan Party or Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and is in accordance with all applicable Law; provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) transactions disclosed on Schedule 7.2.8 hereto, (c) advances for commissions, travel and similar purposes in the ordinary course of business to directors, officers and employees, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of any Borrower or its Subsidiaries and (e) transactions permitted by Section 7.2.6. 7.2.9 Subsidiaries and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Domestic Subsidiary which has joined this Agreement as a Guarantor on the Closing Date, (ii) any Foreign Subsidiary as of the Closing Date; (iii) Article II JV and BC/VC, (iv) any Domestic Subsidiary created, acquired or otherwise formed after the Closing Date in compliance with this Agreement (including, without limitation, Section 7.2.4 [Loans and Investments] so long as such Domestic Subsidiary joins this Agreement as a Guarantor pursuant to Section 10.14 [Joinder of Guarantors], and (ivv) any Foreign Subsidiary created, acquired or otherwise formed after the Closing Date in compliance with this Agreement (including, without limitation, Section 7.2.4 [Loans and Investments]). Except as permitted pursuant to Section 7.2.4 [Loans and Investments] hereof, each of the Loan Parties shall not become or agree to become a party to a Joint Venture. 223667699

7.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) operation of designer and name brand shoe stores and related accessories or operation of licensed shoe departments substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, (ii) marketing, designing, sourcing and distributing footwear, handbags, accessories and apparel and licensing related intellectual property and (iii) any other business reasonably related or complementary thereto, and such Loan Party or Subsidiary shall not permit any fundamental change in such business. 7.2.11 Fiscal Year. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the fifty-two (52)/fifty-three (53) week fiscal year beginning on the Sunday closest to February 1 of each calendar year and ending on the Saturday closest to January 31 of the following calendar year. 7.2.12 Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in the event such change would be materially adverse to the Lenders, without obtaining the prior written consent of the Required Lenders. 7.2.13 Minimum Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than (i) 1.75 to 1.00, calculated as of October 28, 2017 and as of the end of each fiscal quarter thereafter through and including February 1, 2020, and (ii) 1.501.25 to 1.00, calculated as of May 2, 2020 for the four (4) fiscal quarters then ended and (ii) 1.05 to 1.00, calculated as of August 1, 2020 and as of the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended. 7.2.14 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio to exceed (i) 3.50 to 1.00, calculated as of May 2, 2020 for the four (4) fiscal quarters then ended, (ii) 4.00 to 1.00, calculated as of August 1, 2020 for the four (4) fiscal quarters then ended, (iii) 3.75 to 1.00, calculated as of October 2831, 20172020 for the four (4) fiscal quarters then ended and (iv) 3.50 to 1.00, calculated as of January 30, 2021 and as of the end of each fiscal quarter thereafter, in each case for the four (4) fiscal quarters then ended, to exceed (i) 3.25 to 1.00 during all times other than during the Acquisition Period and (ii) 3.50 to 1.00 during the Acquisition Period. In no event shall the Leverage Ratio modification that occurs in connection with an Acquisition Period occur more than once during the term of this Agreement.. 7.2.15 Limitation on Negative Pledges. Each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing Purchase Money Security Interests or Capital Lease Obligations otherwise permitted hereby (in 223667699 which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business, (e) customary provisions restricting granting Liens on, or subletting, sublicensing or assignment of, any intellectual property license (or any inventory subject thereto) or any lease governing any leasehold interests of a Loan Party and its Subsidiaries, (f) customary provisions restricting the transfer of, or the grant of Liens on, any equity interest held in a Joint Venture or any Subsidiary that is not wholly-owned, directly or indirectly, by the Lead Borrower, (g) any agreement of any Subsidiary acquired in connection with the Camuto Transactions or any Permitted Acquisition so long as agreements are not entered into in connection with, or in contemplation or anticipation of, the Camuto Transactions or any such Permitted Acquisition and (h) the Factoring Agreements (in the case of this clause (h), so long as any such prohibition or limitation shall only apply against accounts receivable and other property customarily subject to such prohibitions or limitations in connection with the financing or securitization of accounts receivable). 7.2.16 Restrictions on Certain Subsidiaries. Each of Ebuys, Article II JV and BC/VC shall not own, acquire, lease, possess or otherwise maintain any assets except those held by such entities on the Fourth Amendment Effective Date. 7.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders: 7.3.1 Quarterly Financial Statements. As soon as available and in any event within forty-five (45i) calendar days after the end of each offor the first three (3) fiscal quarters in eachof the Lead Borrower ending May 2, 2020 and August 1, 2020, no later than the date by which the Lead Borrower is required to file its quarterly report on form 10-Q with the SEC after the close of such fiscal quarter and (ii) for each fiscal quarter of the Lead Borrower ending thereafter (excluding any such fiscal quarter that is the last fiscal quarter in any fiscal year of the Lead Borrower), no later than forty-five (45) calendar days after the end of any such fiscal quarter, financial statements of the Lead Borrower and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by a Responsible Financial Officer of the Lead Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. 7.3.2 Annual Financial Statements. As soon as available and in any event within(i) for the fiscal year of the Lead Borrower ended February 1, 2020, no later than the date by which the Lead Borrower is required to file its annual report on form 10-K with the SEC after the close of such fiscal year and (ii) for each fiscal year of the Lead Borrower ending thereafter, no later than ninety (90) calendar days after the close of eachsuch fiscal year of the Lead Borrower, financial statements of the Lead Borrower and its Subsidiaries consisting of an audited consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or 223667699 report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. 7.3.3 Certificate of the Lead Borrower. Concurrently with the financial statements of the Lead Borrower and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to (i) Sections 7.3.1 [Quarterly Financial Statements] and (ii) 7.3.2 [Annual Financial Statements] (with respect to this clause (ii) commencing with the financial statements due for the fiscal quarteryear ending October 28January 30, 20172021), a certificate (each a “Compliance Certificate”) of the Lead Borrower signed by a Responsible Financial Officer of the Lead Borrower, in the form of Exhibit 7.3.3. 7.3.4 Notices. 7.3.4.1 Default. Promptly after any Authorized Officer of any Loan Party has learned of the occurrence of an Event of Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default and the action which such Loan Party proposes to take with respect thereto. 7.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims which results in a Material Adverse Change. 7.3.4.3 Erroneous Financial Information. Promptly in the event that any Loan Party or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance. 7.3.4.4 ERISA Event. Promptly upon the occurrence of any ERISA Event or Foreign Benefit Event. 7.3.4.5 Other Reports. Promptly upon their becoming available to the Loan Parties: (i) Annual Budget. TheCommencing in 2021, the annual budget and any forecasts or projections of the Lead Borrower and its Subsidiaries, to be supplied no later than the earlier of (a) five (5) Business Days following the approval thereof by the Lead Borrower’s board of directors or (b) March 31 of each year; (ii) Management Letters. Any reports including management letters submitted to any Loan Party by independent accountants in connection with any annual or interim audit of financial statements; (iii) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by any Loan Party with the SEC; and 223667699

(iv) Other Information. Such other reports and information relating to Lead Borrower’s and its Subsidiaries’ business or financial condition as any of the Lenders may from time to time reasonably request. Documents required to be delivered pursuant Section 7.3.1 [Quarterly Financial Statements], Section 7.3.2 [Annual Financial Statements] and Section 7.3.4.5 [Other Reports] may be delivered electronically and, if so delivered (to the extent that any Loan Party is required to file Annual Reports or Quarterly Reports with the SEC), shall be deemed to have been delivered on the date on which such documents are filed for public availability on the EDGAR website; provided that the Lead Borrower shall (i) notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents, and (2) provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the compliance certificate required by Section 7.3.3 [Certificate of the Lead Borrower] to the Administrative Agent. 8. DEFAULT 8.1 Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law): 8.1.1 Payments Under Loan Documents. Any Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation on the date on which such principal amount becomes due in accordance with the terms hereof or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any fee or other amount owing hereunder (other than principal which is specifically addressed in the foregoing clause (i)) or under the other Loan Documents within three (3) Business Days after the date on which such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; 8.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect (other than a representation, warranty, certification or statement qualified by materiality or reference to the absence of a Material Adverse Change, in which event such representation, warranty, certification or statement shall prove to have been false or misleading in any respect) as of the time it was made or furnished; 8.1.3 Anti-Terrorism Laws. Any representation or warranty contained in Section 5.1.15 [Anti-Terrorism Laws] is or becomes false or misleading at any time; 8.1.4 Breach of Certain Covenants. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.1(a) [Preservation of Existence, Etc.] (with respect to the Lead Borrower only), Section 7.1.5 [Visitation Rights], Section 7.1.8 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 7.2 [Negative Covenants]; 223667699

8.1.5 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of fifteen (15) Business Days following the earlier to occur of (i) the Administrative Agent’s (given at the request of any Lender) notifying an Authorized Officer of the Lead Borrower of such default, or (ii) the obtaining of knowledge of such default by any Authorized Officer of any Loan Party; 8.1.6 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving Indebtedness for borrowed money under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any such Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any such Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend; 8.1.7 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) in the aggregate shall be entered against any Loan Party or Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry; 8.1.8 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by the Lead Borrower or any of its Affiliates or cease to give or provide the respective material rights, titles, interests, remedies, powers or privileges intended to be created thereby; 8.1.9 Uninsured Losses; Proceedings Against Assets. AnyThere shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral with a book value (determined in accordance with GAAP) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate, or any of the Loan Parties' or any of their Subsidiaries' assets with a book value (determined in accordance with GAAP) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, manager, receiver and manager, trustee, custodian or assignee for the benefit of creditors and the same is not cured within forty-five (45) days thereafter; 8.1.10 Events Relating to Pension Plans and Multiemployer Plans. (i) An ERISA Event occurs with respect to a Pension Plan which constitutes a Material Adverse Change, (ii) the Lead Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability has resulted in a Material Adverse Change or (iii) with respect to any Foreign Plan, one or more Foreign Benefit Events occur that individually or in the aggregate results in a Material Adverse Change; 223667699

8.1.11 Change of Control. A Change of Control shall occur; or 8.1.12 Relief Proceedings. A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) the Loan Parties, taken as a whole, cease to be Solvent or admit in writing their inability, taken as a whole, to pay their debts as they mature. 8.2 Consequences of Event of Default. 8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 8.1.1 [Payments Under Loan Documents] through 8.1.11 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Lead Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the waiving of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the applicable Borrower; and 8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 8.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and 8.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 4.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and 223667699 all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and 8.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 [Consequences of Event of Default] and until Payment In Full, and subject to the provisions of Section 10.13 [Bifurcation of Obligations], any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows: (A) First, to payment of that portion of the Obligations constituting fees (other than Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them; (B) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them; (C) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause Third payable to them; (D) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under any Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them; 223667699

(E) Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit (to the extent not otherwise cash collateralized pursuant to this Agreement); and (F) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full to the Borrowers or as otherwise required by Law. Notwithstanding anything to the contrary in this Section 8.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.4. 9. THE ADMINISTRATIVE AGENT 9.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9.1 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative 223667699

Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 [Modifications, Amendments or Waivers] and 8.2 [Consequences of Event of Default]) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Lead Borrower, or any other Borrower, a Lender or the Issuing Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 [Conditions] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the 223667699

Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. 9.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Lead Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution; provided further that if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.6. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 9.6 and Section 10.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. 223667699

If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Lead Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. If PNC resigns as Administrative Agent under this Section 9.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit. 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, to the extent applicable, no syndication agent, documentation agent, lead arranger or bookrunner, whether acting individually or jointly, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. 9.9 Administrative Agent's Fee. The Lead Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent's Fee”) under the terms of a letter (the “Administrative Agent's Letter”) among the Lead Borrower and Administrative Agent, as amended from time to time. 9.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 7.2.7 [Dispositions of Assets or Subsidiaries] or Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations hereunder and under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 7.2.7 [Dispositions of Assets or Subsidiaries] or Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]. 223667699

9.11 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws. 9.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84¬14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. 223667699

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 10. MISCELLANEOUS 10.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or as expressly contemplated by Section 2.9 [Increase in Revolving Credit Commitments]), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will: 10.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender; 10.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby; 10.1.3 Release of Collateral or Guarantor. Subject to Section 9.10 [Authorization to Release Collateral or Guarantors], except for sales of assets permitted by Section 7.2.7 [Dispositions of Assets or Subsidiaries] or transactions otherwise permitted by Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], release all or substantially all of the Collateral or release any Guarantor from its Obligations under any Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or 10.1.4 Miscellaneous. Amend Section 4.2 [Pro Rata Treatment of Lenders], Section 4.3 [Sharing of Payments by Lenders], Section 8.2.4 [Application of Proceeds], Section 9.3 [Exculpatory Provisions] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or amend 223667699 the definition of Required Lenders, in each case without the consent of all of the Lenders; provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable and provided, further that this Section 10.1 shall not be construed as prohibiting any amendment or other modification permitted under Section 2.9 [Increase in Revolving Credit Commitments], and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Lead Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding the foregoing, the Administrative Agent, with the consent of the Lead Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders (i) in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document or (ii) pursuant to the provisions of Section 6.2 (provided that in each case with respect to the foregoing clauses (i) and (ii), any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole). 10.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. 10.3 Expenses; Indemnity; Damage Waiver. 10.3.1 Costs and Expenses. The Borrowers shall pay (i) all costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges 223667699 and disbursements of outside counsel for the Administrative Agent, but excluding all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of one primary counsel and of any special and local counsel for the Administrative Agent and the Issuing Lenders and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses, but excluding all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent to the extent provided in Section 7.1.5 [Visitation Rights]. 10.3.2 Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Loan Parties under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) arise from a dispute among Indemnitees. 223667699

10.3.3 Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 10.3.1 [Costs and Expenses] or Section 10.3.2 [Indemnification by the Loan Parties] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. 10.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 10.3.2 [Indemnification by Loan Parties] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. 10.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor. 10.3.6 Survival. Each party’s obligations under this Section 10.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder. 10.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that all Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action. 10.5 Notices; Effectiveness; Electronic Communication. 10.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified 223667699 or registered mail or sent by facsimile (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.5.2 [Electronic Communications], shall be effective as provided in such Section. 10.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. 10.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. 10.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. 10.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Section 10.3 [Expenses; Indemnity; Damage Waiver], shall 223667699 survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full. 10.8 Successors and Assigns. 10.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 10.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. 10.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (i)(A) of this Section 10.8.2, the aggregate amount of (x) the Commitments (which for this purpose includes Loans outstanding thereunder) or, (y) if any applicable Commitment is not then in effect, the principal outstanding balance of the Loans made under such Commitment plus the aggregate amount of any other Commitments (which for this purpose includes Loans outstanding thereunder), in each case of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than Five Million and 00/100 Dollars ($5,000,000.00), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned. 223667699

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, and: (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding). (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) any Loan Party or any of such Loan Party's Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). Subject to acceptance and recording thereof by the Administrative Agent pursuant to 10.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4 [Euro-Rate Unascertainable; Etc.], 4.8 [Increased Costs], and 10.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.8.2 shall be treated for purposes of this Agreement as a sale by 223667699 such Lender of a participation in such rights and obligations in accordance with Section 10.8.4 [Participations]. 10.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. 10.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than (a) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) any Loan Party or any of such Loan Party's Affiliates or Subsidiaries, (c) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (d) a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 10.1.1 [Increase of Commitment], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.4 [Euro Rate Unascertainable, Etc.], 4.8 [Increased Costs], 4.10 [Indemnity] and 4.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 4.9.7 [Status of Lenders] (it being understood that the documentation required under Section 4.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6.2 [Replacement of a Lender] and Section 4.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 10.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 4.8 [Increased Costs] or 4.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Lead Borrower's request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.6.2 [Replacement of a Lender] and 223667699

Section 4.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 4.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. 10.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 10.8.6 Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Lead Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 10.8.6(i) shall not be void, but the other provisions of this Section 10.8.6 shall apply. (ii) If any assignment or participation is made to any Disqualified Institution without the Lead Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in 223667699 connection with such Revolving Credit Commitment, and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.8 [Successors and Assigns]), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan, (2) if such Disqualified Institution does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and the Lead Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Lead Borrower and any updates thereto from time to time (collectively, the “DQ List”) on Syndtrak or a substantially similar electronic transmission system, including that portion of such electronic transmission system that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. 10.9 Confidentiality. 10.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and bound thereby), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or 223667699 any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Lead Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 10.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 10.9.1 [General]. 10.10 Counterparts; Integration; Effectiveness. 10.10.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 6 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. 10.10.2 Electronic Execution of Assignments. The words “execution,”“signed,” “signature,” and words of like import herein, in any other Loan Document or in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. 223667699

10.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. 10.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Ohio without regard to its conflict of laws principles. 10.11.2 SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY, OHIO AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. 10.11.3 WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 10.11.1 [GOVERNING LAW]. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE. 10.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Each Designated Borrower irrevocably designates and appoints the Lead Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all 223667699 process which may be served in any suit, action or proceeding of the nature referred to in Section 10.11.2 in any court of the State of Ohio sitting in Franklin County, Ohio and of the United States District Court for the Southern District of Ohio, and any appellate court from any thereof. The Lead Borrower hereby represents, warrants and confirms that the Lead Borrower has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Designated Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Designated Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Designated Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.12 [Designated Borrowers]. Each Designated Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.11.2 in any court of the State of Ohio sitting in Franklin County, Ohio and of the United States District Court for the Southern District of Ohio, and any appellate court from any thereof, by service of process upon the Lead Borrower as provided in this Section 10.11.4; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Lead Borrower and (if applicable to) such Designated Borrower at its address set forth in the Designated Borrower Agreement to which it is a party or to any other address of which such Designated Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Lead Borrower). Each Designated Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Designated Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Designated Borrower. To the extent any Designated Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Designated Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. 10.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 10.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of 223667699

Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act. 10.13 Bifurcation of Obligations. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, and notwithstanding that certain Domestic Loan Parties are Guarantors or are liable with respect to the Obligations of Foreign Subsidiaries, the Obligations of the Foreign Subsidiaries under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Domestic Loan Party and shall be expressly limited to the Obligations of the Foreign Subsidiaries. In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that (a) the liability of any Foreign Subsidiary for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Domestic Loan Parties, (b) Foreign Subsidiaries shall not guarantee any Obligations of any Domestic Loan Party (and for the avoidance of doubt, any Guaranty delivered by an Excluded Domestic Subsidiary to the extent that such Guaranty is not required by Section 7.2.9 shall be null and void ab initio). and (c) the present and future assets of the Foreign Subsidiaries shall not be subject to any Lien, claim or action by the Administrative Agent to satisfy any Obligations of any Domestic Loan Party. No amount paid by any Foreign Subsidiary or value derived from its assets shall be applied to the Obligations of any Domestic Loan Party. 10.14 Joinder. Any Person which is required to join this Agreement pursuant to Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or Section 7.2.9 [Subsidiaries and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder, and (ii) documents in the forms described in Section 6.1.1 [First Loans and Letters of Credit] that the Administrative Agent may reasonably require, modified as appropriate to relate to such Subsidiary, including, without limitation, organizational documents and, legal opinions and documents necessary to grant and perfect Prior Security Interests to the Administrative Agent (for its benefit and for the benefit of the Lenders) in all Collateral held by such Person. The Loan Parties shall deliver such Guarantor Joinder and all related documents required by this Section 10.14 [Joinder] to the Administrative Agent (a) with respect to any Subsidiary incorporated or otherwise formed pursuant to Section 7.2.9 [Subsidiaries and Joint Ventures], within thirty (30) days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, and (b) with respect to any Subsidiary acquired pursuant to Section 7.2.6) [Liquidations, Mergers, Consolidations, Acquisitions], within thirty (30) days after the date of consummation of the applicable acquisition; provided that, notwithstanding the foregoing and solely in respect of the formation of any Subsidiary to consummate the Camuto Transactions, such Subsidiary shall not be required to deliver such Guarantor Joinder and all related documents until thirty (30) days following the Camuto Acquisition Closing. 10.15 Canadian Anti-Money Laundering Legislation. (i) Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17 and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent and the Lenders may be required to obtain, verify and record information 223667699 regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Administrative Agent, any Lender, any Issuing Lender or any of their respective prospective assignees or participants, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. (ii) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent: (A) shall be deemed to have done so as an agent for itself, each Lender and each Issuing Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender, each Issuing Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and (B) shall provide to each Lender and each Issuing Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders and each of the Issuing Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any of the Lenders or any of the Issuing Lenders, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so. 10.16 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (ii) the effects of any Bail-in Action on any such liability, including, if applicable: (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or 223667699

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.18 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement evidencing Hedge Liabilities or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Person that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the 223667699

Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 10.18, the following terms have the following meanings: BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. Covered Person means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. QFC has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 11. LEAD BORROWER GUARANTEE. 11.1 Guarantee. (i) The Lead Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Designated Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Designated Borrowers (the “Guaranteed Obligations”). (ii) The Lead Borrower agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Lead Borrower hereunder that would exist in the absence of this Section 11 without impairing the guarantee under this Section 11 (this “Guarantee”) or affecting the rights and remedies of the Administrative Agent or any Lender hereunder. (iii) This Guarantee shall remain in full force and effect until Payment In Full, notwithstanding that from time to time during the term of this Guarantee the Designated Borrowers may be free from any Guaranteed Obligations. (iv) No payment made by any Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Lead Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the Lead Borrower in respect of the Guaranteed Obligations or any 223667699 payment received or collected from the Lead Borrower in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations until Payment In Full. 11.2 No Subrogation. Notwithstanding any payment made by the Lead Borrower hereunder or any set-off or application of funds of the Lead Borrower by the Administrative Agent or any Lender, the Lead Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Designated Borrowers or any guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall the Lead Borrower seek or be entitled to seek any contribution or reimbursement from the Designated Borrowers or any guarantor in respect of payments made by the Lead Borrower under this Guarantee, until Payment In Full. If any amount shall be paid to the Lead Borrower on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been Paid in Full, such amount shall be held by the Lead Borrower for the benefit of the Administrative Agent and the Lenders, and shall, forthwith upon receipt by the Lead Borrower, be turned over to the Administrative Agent in the exact form received by the Lead Borrower (duly indorsed by the Lead Borrower to the Administrative Agent, if required), to be applied against the Guaranteed Obligations whether matured or unmatured, in such order as the Administrative Agent may determine. 11.3 Amendments, etc., with respect to the Guaranteed Obligations. The Lead Borrower shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against the Lead Borrower and without notice to or further assent by the Lead Borrower, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Guaranteed Obligations continued, and the Guaranteed Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with Section 10.1 [Modifications, Amendments or Waivers], as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released without affecting the Lead Borrower’s obligations under this Section 11. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee. 11.4 Guarantee Absolute and Unconditional. The Lead Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 11; and all dealings between the Lead Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 11. The Lead Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Designated Borrowers with respect to the Guaranteed Obligations. The Lead 223667699

Borrower understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Designated Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Designated Borrowers for the Guaranteed Obligations, or of the Lead Borrower under this Section 11, in bankruptcy or in any other instance, other than Payment in Full. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Lead Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Designated Borrowers or any guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Designated Borrower, any guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Designated Borrower, any guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Lead Borrower of any obligation or liability under this Section 11, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Lead Borrower under this Section 11. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. 11.5 Reinstatement. This Section 11 shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. 11.6 Payments. The Lead Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars or the applicable Optional Currency in accordance with Section 4.1 [Payments]. [INTENTIONALLY LEFT BLANK] 223667699

ANNEX 2 SCHEDULE 1.1(A) PRICING GRID-- VARIABLE PRICING AND LETTER OF CREDIT FEES BASED ON LEVERAGE RATIO (ALL PRICING AND FEES EXPRESSED IN BASIS POINTS) Standby Commercial Base Euro- Letter of Letter of Rate Rate Level Leverage Ratio Credit Fee Credit Fee Spread Spread Commitment Fees I Less than 2.00 225 112.5 125 225 20 to 1.0 Greater than or 250 125 150 250 22.5 II equal to 2.00 to 1.0 but less than 2.50 to 1.0 Greater than or 275 137.5 175 275 25 III equal to 2.50 to 1.0 but less than 3.00 to 1.0 Greater than or 300 150 200 300 27.5 IV equal to 3.00 to 1.0 but less than 3.50 to 1.0 Greater than or 325 162.5 225 325 30.0 V equal to 3.50 to 1.0 For purposes of determining the Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate: (a) As of the Fourth Amendment Effective Date, the Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate shall be set at Level II based on the Fourth Amendment Pro Forma Leverage Ratio (as such term is defined in the Fourth Amendment) calculation. (b) The Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate shall be recomputed based on the actual Leverage Ratio as of

May 2, 2020 and the actual Leverage Ratio as of the end of each fiscal quarter ending thereafter. Any increase or decrease in the Applicable Margin, the Applicable Letter of Credit Fee Rate or the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 [Certificate of the Lead Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. (c) If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Loan Parties or the Lenders determine that (i) the Leverage Ratio as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher or lower pricing for such period, (A) in the case of higher pricing, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under any Relief Proceeding, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, or (B) in the case of lower pricing, the Lenders shall immediately and retroactively be obligated to pay to the Borrowers, promptly on demand by the Borrowers (if demand is made during the term of this Agreement), the amount of interest and fees paid by the Borrowers for such period over the amount of interest and fees that should have been paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.7 [Letter of Credit Subfacility], Section 3.3 [Interest After Default] or Section 8 [Default]. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 5.1.2 CAPITALIZATION; SUBSIDIARIES [This Schedule 5.1.2 has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule 5.1.2 contains information related to the Company’s subsidiaries and capitalization. The Company will provide a copy of Schedule 5.1.2 upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE 7.2.3 PERMITTED GUARANTIES As described in Lead Borrower’s Form 10-K for the fiscal year ended February 2, 2019, DSW MS LLC provided a guarantee for a lease commitment that is scheduled to expire in 2024 of a location that has been leased to a third party. If the third party does not pay the rent or vacates the premise, DSW MS LLC may be required to make full rent payments to the landlord. Guaranty, effective October 1, 2007, for the benefit of eTailDirect LLC, made by DSW Inc. (nka Designer Brand Inc.) to 4300 Venture 34910 LLC, for a lease commitment.

ANNEX 3 [See attached]

SCHEDULE 1.1(F) FOURTH AMENDMENT LETTERS OF CREDIT Instrument No. Amount Beneficiary Expiration Date Issuer 68107327 200,000.00 LEE COUNTY AND POLITICAL SUBDIVISION OF THE 12/31/2020 Bank of America STATE OF FLORIDA 68106068 433,332.00 530 BROADWAY ONE, LLC 10/03/2020 Bank of America 68106069 440,407.97 AVENUE OF AMERICAS, LLC 10/31/2020 Bank of America 68133235 557,098.00 SRI ELEVEN 1407 BROADWAY OPERATOR LLC 05/12/2021 Bank of America

ANNEX 4 [See attached]

EXHIBIT 1.1(G) FORM OF GUARANTOR JOINDER AND ASSUMPTION AGREEMENT This Guarantor Joinder and Assumption Agreement ("Joinder") is made this ____ day of __________, 202_, by __________________________, a(n) _________________ [limited liability company/limited partnership/general partnership/corporation] (the "New Guarantor"). Background Reference is made to (i) that certain Credit Agreement, dated as of August 25, 2017 (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Designer Brands Inc. (f/k/a DSW Inc.), an Ohio corporation (the "Lead Borrower"), the DESIGNATED BORROWERS (as defined therein) (the Lead Borrower and Designated Borrowers are each, a "Borrower" and collectively, the "Borrowers"), each of the GUARANTORS (as defined therein), the LENDERS (as defined therein), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), (ii) the Guaranty and Suretyship Agreement, dated as of August 25, 2017 (as may be amended, modified, supplemented or restated from time to time, the "Guaranty Agreement"), made by 810 AC LLC, an Ohio limited liability company, Brand Card Services LLC, an Ohio limited liability company, DSW Shoe Warehouse, Inc., a Missouri corporation, DSW Information Technology LLC, an Ohio limited liability company, DSW MS LLC, an Ohio limited liability company, Ebuys, Inc., a California corporation, DSW Leased Business Division LLC (a/k/a Affiliated Business Group), an Ohio limited liability company, eTailDirect LLC, a Delaware limited liability company, Retail Ventures Services, Inc., an Ohio corporation, Designer Brand Licensing LLC, an Ohio limited liability company, VCJS LLC, a Connecticut limited liability company, VCS Group LLC, a Delaware limited liability company, Vincent Camuto LLC, a Connecticut limited liability company, CCI Operations LLC, an Ohio limited liability company, VC Footwear LLC, a Connecticut limited liability company, VC Line Building Services LLC, a Connecticut limited liability company, Hot on Time LLC, a Connecticut limited liability company, Sole Society Group Inc., a Delaware corporation and each other Person that joins thereunder as a guarantor, in favor of the Administrative Agent and the Lenders, (iii) the Pledge and Security Agreement (as defined in the Credit Agreement), (iv) the Intercompany Subordination Agreement (as defined in the Credit Agreement) and (v) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, amended or restated. Agreement Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic benefits received by New Guarantor as a result of becoming affiliated with the Borrowers and the Guarantors, the New Guarantor hereby agrees that: (i) on the date hereof, it shall execute and deliver to the Administrative Agent for the benefit of the Lenders any applicable documents as set forth in this

Joinder; and (ii) effective as of the date hereof, it hereby is, and shall be deemed to be, and assumes the obligations of, a "Guarantor" and a "Loan Party" jointly and severally with the existing Guarantors and Loan Parties under the Credit Agreement, a "Guarantor" jointly and severally with the existing Guarantors under the Guaranty Agreement, a "Grantor" jointly and severally with the existing Grantors under the Pledge and Security Agreement, a "Company" jointly and severally with the existing Companies under the Intercompany Subordination Agreement and a "Guarantor" or "Loan Party" (or other applicable term), as the case may be, under each of the other Loan Documents to which the Guarantors or Loan Parties are a party and agrees that from the date hereof and until Payment In Full, the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty Agreement, the Pledge and Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents which are stated to apply to or are made by a Guarantor or a Loan Party. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties with respect to the Guarantors set forth in Section 5 of the Credit Agreement is true and correct as to the New Guarantor on and as of the date hereof as if made on and as of the date hereof by the New Guarantor (except representations and warranties which relate solely to an earlier date or time which representations and warranties shall be true and correct on and as of the specific date or times referred to in said representations and warranties) and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty Agreement, the Pledge and Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty Agreement, the Pledge and Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders. The New Guarantor expressly ratifies and confirms the waiver of jury trial provisions contained in the Credit Agreement, the Guaranty Agreement, the Pledge and Security Agreement, the Intercompany Subordination Agreement and the other Loan Documents, as applicable. The New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with this Joinder required under Section 10.14 [Joinder of Guarantors] of the Credit Agreement. - 2 -

Document [Opinion of Counsel Certified copy of the [Articles of Incorporation/Certificate of Organization] of the New Guarantor, certified by the Department of State of its state of [incorporation/organization]. Copy of the [Bylaws/Operating Agreement] of the New Guarantor certified by the Secretary of the New Guarantor. Good Standing Certificate of the New Guarantor from the Department/Secretary of State of its state of [incorporation/organization] and each jurisdiction in which it is registered to do business as a foreign corporation. Officer’s Certificate Secretary’s Certificate Lien Searches Evidence of Insurance [Original Pledged Share certificates issued or owned by New Guarantor] [Original instruments evidencing Pledged Debt] - 3 -

Assignment for Security [Trademarks] [Patents] [Copyrights] Solvency Certificate1] Schedules to Credit Agreement Schedule 5.1.1 Qualifications to Do Business Schedule 5.1.2 Subsidiaries Schedules to Pledge and Security Agreement Schedule I – Legal Names, Etc. Schedule II – Intellectual Property, Etc. Schedule III – Locations of Grantors Schedule IV – Deposit Accounts, Securities Accounts and Commodities Accounts Schedule V – Commercial Tort Claims Schedule VI – Pledged Debt Schedule VII – Pledged Shares In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents. Delivery of an executed counterpart of a signature page of this Joinder by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Joinder. [INTENTIONALLY LEFT BLANK] 1 Administrative Agent to identify the full list of documents required pursuant to Section 10.14 of the Credit Agreement. - 4 -

IN WITNESS WHEREOF, and intending to be legally bound, the New Guarantor has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Lenders, on the date and year first above written. NEW GUARANTOR: ___________________________ By: _______________________________ Name: Title: Acknowledged and accepted: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

EXHIBIT 7.3.3 FORM OF COMPLIANCE CERTIFICATE _________________________, 20___ PNC Bank, National Association, as Administrative Agent 155 East Broad Street Columbus, Ohio 43215 Ladies and Gentlemen: I refer to the Credit Agreement, dated as of August 25, 2017, by and among Designer Brands Inc. (f/k/a DSW Inc.), an Ohio corporation (the “Lead Borrower”), the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as amended by that certain (i) First Amendment to Credit Agreement, dated as of January 30, 2018 (the “First Amendment”), by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent, (ii) Second Amendment to Credit Agreement, dated as of October 10, 2018 (the “Second Amendment”), by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, (iii) Third Amendment to Credit Agreement, dated as of March 16, 2020 (the “Third Amendment”), by and among the Lead Borrower, the Lenders party thereto and the Administrative Agent and (iv) Fourth Amendment to Credit Agreement, dated as of April 30, 2020 (the “Fourth Amendment”), by and among the Lead Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent (as so amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, and as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. I, the ____________________ [Responsible Financial Officer] of the Lead Borrower, do hereby certify on behalf of the Loan Parties as of the _________ [quarter/year] ended _______________ ___, 20___ (the “Report Date”), as follows: 1. CHECK ONE: ______ The annual financial statements of the Lead Borrower, consisting of an audited consolidated balance sheet as of the end of such fiscal year, and related audited consolidated statements of income, shareholders' equity and cash flows, being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and set forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 7.3.2 [Annual Financial Statements] of the Credit Agreement

OR ______ The quarterly financial statements of the Lead Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows being delivered to the Administrative Agent and the Lenders with this Compliance Certificate (a) are all in reasonable detail and have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments), and set forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (b) comply with the reporting requirements for such financial statements as set forth in Section 7.3.1 [Quarterly Financial Statements] of the Credit Agreement. 2. No Event of Default or Potential Default exists on the Report Date, and no Event of Default or Potential Default has occurred or is continuing since the date of the previously delivered Compliance Certificate. [NOTE: If any Event of Default or Potential Default has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.] 3. Indebtedness (Section 7.2.1(iii) and Section 7.2.1(xiv)): (A) Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $____________ which is in the form of Purchase Money Security Interests or Capital Leases, which is not more than the permitted maximum of Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate at any time outstanding. (B) Unsecured Indebtedness of the Loan Parties and their Subsidiaries not otherwise permitted in Section 7.2.1 of the Credit Agreement, in the aggregate as of the Report Date of $____________, which is not more than the permitted maximum of Fifteen Million and 00/100 Dollars ($15,000,000.00) at any time outstanding. 4. Guaranties (Section 7.2.3(vi)). Guaranties by the Loan Parties and their Subsidiaries of Indebtedness of any Subsidiary that is not a Loan Party or any Joint Venture, in the aggregate as of the Report Date of $____________, which is not more than the permitted maximum of Ten Million and 00/100 Dollars ($10,000,000.00) at any time outstanding. 5. Liens; Lien Covenants (Clauses (xii) and (xviii) of the definition of Permitted Liens): (A) Proceeds secured by Liens granted in connection with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds, in the aggregate, as of the Report Date equals $____________, which is not more than the permitted maximum of Ten Million and 00/100 Dollars ($10,000,000.00) at any one time outstanding. (B) Obligations secured by other Liens not otherwise permitted by the definition of Permitted Liens, in the aggregate, as of the Report Date equals $____________, which is - 2 -

not more than the permitted maximum of Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate at any time outstanding. 6. Loans and Investments (Section 7.2.4(x)): Loans, advances and investments not otherwise permitted by Section 7.2.4 of the Credit Agreement by Domestic Loan Parties in or to Foreign Subsidiaries and Joint Ventures, in the aggregate, as of the Report Date equals $____________, which is not more than the permitted maximum of Fifty Million and 00/100 Dollars ($50,000,000.00) in the aggregate at any one time outstanding. 7. Dispositions of Assets (Section 7.2.7(i) and Section 7.2.7(viii)): (A) [In addition to sales of Inventory under subsection (a) of clause (i) of Section 7.2.7 of the Credit Agreement, the sale of slow moving inventory outside of the ordinary course (including in respect of a liquidation thereof) during the current fiscal year, in the aggregate, as of the Report Date equals $____________, which is not more than the permitted maximum of Five Million and 00/100 Dollars ($5,000,000) during such fiscal year.]1 (B) The sale, transfer or lease of assets by the Lead Borrower and its Subsidiaries, other than those specifically excepted by Section 7.2.7 of the Credit Agreement (so long as in each case both immediately before and immediately after giving effect thereto there exists no Event of Default or Potential Default), during the current fiscal year, in the aggregate, as of the Report Date equals $____________, which is not more than the permitted maximum of Ten Million and 00/100 Dollars ($10,000,000) during such fiscal year. 8. Minimum Fixed Charge Coverage Ratio (Section 7.2.13). The Fixed Charge Coverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is [Insert from item 8(E) below] to 1.0, which is not less than the required ratio for such period as determined by reference to Table 1. TABLE 1 Fiscal Quarters Ending Required Fixed Charge Coverage Ratio May 2, 2020 1.25 to 1.00 August 1, 2020 and thereafter 1.05 to 1.00 The Fixed Charge Coverage Ratio shall be computed as follows: 1 Include commencing with the May 1, 2021 Report Date and thereafter. - 3 -

(A) Consolidated EBITDAR of the Lead Borrower and its Subsidiaries for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $____________, and is computed as follows2: Component Amount (i) net income $_______________ (ii) depreciation $_______________ (iii) amortization $_______________ (iv) non-cash expenses related to stock based $_______________ compensation (v) other non-cash charges, non-cash expenses, $_______________ or non-cash losses to net income (provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDAR) (vi) interest expense $_______________ (vii) income tax expense $_______________ (viii) Consolidated Rental Expense $_______________ (ix) restructuring charges or expenses $_______________ (including integration costs, restructuring costs and severance costs related to acquisitions and to closure or consolidation of plants, facilities or locations and any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use)3 (x) inventory markdowns during the fiscal $_______________ quarters of the Lead Borrower ending May 2, 2020 and August 1, 2020 (xi) with respect to any inventory classified for $_______________ Spring 2020 or older, inventory markdowns related to the Camuto and Canada business segments only during the fiscal quarters of the Lead Borrower ending October 31, 2020 and January 30, 2021 (xii) The sum of items (i) through (xi) $_______________ 2 The following shall exclude the income (or deficit) of any Person (other than a Subsidiary) in which the Lead Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Lead Borrower or such Subsidiary in the form of dividends or similar distributions. 3 Shall not exceed (x) $20,000,000 in the aggregate incurred prior to the Fourth Amendment Effective Date and (y) $20,000,000 in the aggregate incurred on or after the Fourth Amendment Effective Date. - 4 -

(xiii) non-cash credits or non-cash gains to net $_______________ income (xiv) The difference between item (xii) minus $_______________ item (xiii) equals Consolidated EBITDAR (B) If applicable, the COVID Addback for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date equals $____________, and is calculated as set forth in Exhibit[s] A [and B] hereto. (C) Consolidated Adjusted EBITDAR calculated as of the Report Date for the period equal to the four (4) consecutive fiscal quarters then ended equals $__________ (the sum of items 8(A) and item 8(B)). (D) Fixed Charges4 calculated as of the Report Date for the period equal to the four (4) consecutive fiscal quarters then ended equals $__________. (E) the ratio of item 8(C) to item 8(D) equals the Fixed Charge Coverage Ratio. 9. Maximum Leverage Ratio (Section 7.2.14). The Leverage Ratio for the period equal to the four (4) consecutive fiscal quarters ending as of the Report Date is [Insert from item 9(E) below] to 1.0, which is not greater than the required ratio for such period as determined by reference to Table 2. TABLE 2 Fiscal Quarters Ending Required Leverage Ratio May 2, 2020 3.50 to 1.00 August 1, 2020 4.00 to 1.00 October 31, 2020 3.75 to 1.00 January 30, 2021 and thereafter 3.50 to 1.00 (A) Total Funded Debt5 of the Lead Borrower and its Subsidiaries as of the Report Date equals $____________. 4 Fixed Charges means for any period of determination, the sum of (a) cash interest expense, plus (b) Consolidated Rental Expense, in each case of the Lead Borrower on a Consolidated Basis. 5 Total Funded Debt means, as of any date of determination, the sum of (i) all Indebtedness (excluding any Hedge Liabilities or any other obligations (contingent or otherwise) under any Swap) representing borrowed money, including both current and long term portion thereof and guaranty obligations with respect thereto, Capital Lease Obligations and reimbursement obligations under letters of credit, in each case of the Lead Borrower on a Consolidated Basis, plus (ii) the aggregate current and long-term - 5 -

(B) Unencumbered (other than Liens in favor of the Administrative Agent securing the Obligations and Customary Bank Liens) cash and Cash Equivalents of the Lead Borrower and its Subsidiaries in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00)6 as of the Report Date equals $____________. (C) The difference between item 9(A) minus item 9(B) equals $__________. (D) Consolidated Adjusted EBITDAR calculated as of the Report Date for the period equal to the four (4) consecutive fiscal quarters then ended equals $__________ (per item 8(C) above). (E) The ratio of item 9(C) to item 9(D) equals the Leverage Ratio. operating lease liabilities in accordance with FASB ASC 842, in each case determined and consolidated for the Lead Borrower and its Subsidiaries in accordance with GAAP. 6 Such cash and Cash Equivalents must be held in a deposit account maintained with PNC Bank or any other deposit account maintained at any other financial institution with respect to which the Administrative Agent has “control” within the meaning of the UCC - 6 -

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Compliance Certificate this ____ day of _______________, 20___. Designer Brands Inc., as the Lead Borrower By: Name: Title:

EXHIBIT A COVID Addback Calculation – Fiscal Quarter Ended May 2, 2020 The COVID Addback for the fiscal quarter of the Lead Borrower ended May 2, 2020 is $____________ (per item (D) below), and is computed as follows: (A) Consolidated EBITDA7 of the Lead Borrower and its Subsidiaries for the fiscal quarter of the Lead Borrower ended May 2, 2020 is8: Component Amount (i) net income $_______________ (ii) depreciation $_______________ (iii) amortization $_______________ (iv) non-cash expenses related to stock based $_______________ compensation (v) other non-cash charges, non-cash expenses, $_______________ or non-cash losses to net income (provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDAR) (vi) interest expense $_______________ (vii) income tax expense $_______________ (viii) restructuring charges or expenses $_______________ (including integration costs, restructuring costs and severance costs related to acquisitions and to closure or consolidation of plants, facilities or locations and any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use)9 (ix) inventory markdowns during the fiscal $_______________ quarters of the Lead Borrower ending May 2, 2020 (x) The sum of items (i) through (ix) $_______________ 7 Consistent with Consolidated EBITDAR calculation for such period, but without the addition of Consolidated Rental Expense. 8 The following shall exclude the income (or deficit) of any Person (other than a Subsidiary) in which the Lead Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Lead Borrower or such Subsidiary in the form of dividends or similar distributions. 9 Shall not exceed (x) $20,000,000 in the aggregate incurred prior to the Fourth Amendment Effective Date and (y) $20,000,000 in the aggregate incurred on or after the Fourth Amendment Effective Date.

(xi) non-cash credits or non-cash gains to net $_______________ income (xii) The difference between item (x) minus $_______________ item (xi) equals Consolidated EBITDA (B) COVID Losses10 of the Lead Borrower and its Subsidiaries for the fiscal quarter of the Lead Borrower ended May 2, 2020 is: $____________________ (C) The lesser of (i) item (B) above and (ii) Fifty Million and 00/100 Dollars ($50,000,000.00) is: $____________________ (D) The lesser of (i) item (C) above and (ii) the amount that, when added to item (A)(xii) above, would cause item (A)(xii) above to equal Zero and 00/100 Dollars ($0.00), is: $____________________ 10 COVID Losses means identifiable and factually supported operating losses of the Lead Borrower and its Subsidiaries attributable to, in connection with, or otherwise relating to COVID-19 and any remedial measures taken with respect thereto. - 9 -

EXHIBIT B COVID Addback Calculation – Fiscal Quarter Ended August 1, 2020 The COVID Addback for the fiscal quarter of the Lead Borrower ended August 1, 2020 is $____________ (per item (D) below), and is computed as follows: (A) Consolidated EBITDA11 of the Lead Borrower and its Subsidiaries for the fiscal quarter of the Lead Borrower ended August 1, 2020 is12: Component Amount (i) net income $_______________ (ii) depreciation $_______________ (iii) amortization $_______________ (iv) non-cash expenses related to stock based $_______________ compensation (v) other non-cash charges, non-cash expenses, $_______________ or non-cash losses to net income (provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDAR) (vi) interest expense $_______________ (vii) income tax expense $_______________ (viii) restructuring charges or expenses $_______________ (including integration costs, restructuring costs and severance costs related to acquisitions and to closure or consolidation of plants, facilities or locations and any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use)13 (ix) inventory markdowns during the fiscal $_______________ quarters of the Lead Borrower ending August 1, 2020 (x) The sum of items (i) through (ix) $_______________ 11 Consistent with Consolidated EBITDAR calculation for such period, but without the addition of Consolidated Rental Expense. 12 The following shall exclude the income (or deficit) of any Person (other than a Subsidiary) in which the Lead Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Lead Borrower or such Subsidiary in the form of dividends or similar distributions. 13 Shall not exceed (x) $20,000,000 in the aggregate incurred prior to the Fourth Amendment Effective Date and (y) $20,000,000 in the aggregate incurred on or after the Fourth Amendment Effective Date.

(xi) non-cash credits or non-cash gains to net $_______________ income (xii) The difference between item (x) minus $_______________ item (xi) equals Consolidated EBITDA (B) COVID Losses14 of the Lead Borrower and its Subsidiaries for the fiscal quarter of the Lead Borrower ended August 1, 2020 is: $____________________ (C) The lesser of (i) item (B) above and (ii) Twenty-Five Million and 00/100 Dollars ($25,000,000.00) is: $____________________ (D) The lesser of (i) item (C) above and (ii) the amount that, when added to item (A)(xii) above, would cause item (A)(xii) above to equal Zero and 00/100 Dollars ($0.00), is: $____________________ 14 COVID Losses means identifiable and factually supported operating losses of the Lead Borrower and its Subsidiaries attributable to, in connection with, or otherwise relating to COVID-19 and any remedial measures taken with respect thereto. - 11 -